                                                                EXHIBIT 10.1(10)

                                                                       EXECUTION

                   FOURTH AMENDED AND RESTATED LOAN AGREEMENT

                          Dated as of November 22, 2004

                                      among

                                   MGM MIRAGE,
                                   as Borrower

                                       and

                             MGM GRAND DETROIT, LLC
                                 as Co-Borrower

     The Lenders, Co-Documentation Agents and Syndication Agent herein named

                                       and

                              BANK OF AMERICA, N.A.
                             as Administrative Agent

                         THE ROYAL BANK OF SCOTLAND PLC
                              as Syndication Agent

                       ---------------------------------

        BANC OF AMERICA SECURITIES LLC and THE ROYAL BANK OF SCOTLAND PLC

                              Joint Lead Arrangers

    BANC OF AMERICA SECURITIES LLC, THE ROYAL BANK OF SCOTLAND PLC, JP MORGAN
                 SECURITIES, INC., CITIBANK NORTH AMERICA, INC.
                        and DEUTSCHE BANK SECURITIES INC.

                               Joint Book Managers

                                TABLE OF CONTENTS

                                                                                                                Page
ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS..................................................................      1

        1.1      Defined Terms..............................................................................      1

        1.2      Use of Defined Terms.......................................................................     29

        1.3      Accounting Terms - Fiscal Periods..........................................................     29

        1.4      Rounding...................................................................................     29

        1.5      Exhibits and Schedules.....................................................................     29

        1.6      Miscellaneous Terms........................................................................     29

        1.7      Letter of Credit Amounts...................................................................     30

ARTICLE 2 LOANS AND LETTERS OF CREDIT.......................................................................     31

        2.1      Committed Loans-General....................................................................     31

        2.2      Base Rate Loans............................................................................     32

        2.3      LIBOR Loans................................................................................     33

        2.4      Letters of Credit..........................................................................     33

        2.5      Competitive Advances.......................................................................     39

        2.6      Swing Line.................................................................................     42

        2.7      Co-Borrowers...............................................................................     44

        2.8      Voluntary Reduction of the Commitments.....................................................     45

        2.9      Optional Termination of Commitments........................................................     45

        2.10     Administrative Agent's Right to Assume Funds Available for Advances........................     45

        2.11     Release and Reattachment of Collateral.....................................................     45

        2.12     Senior Indebtedness........................................................................     46

        2.13     Collateral.................................................................................     47

ARTICLE 3 PAYMENTS AND FEES.................................................................................     48

        3.1      Principal and Interest.....................................................................     48

        3.2      Arrangement Fees...........................................................................     49

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
        3.3      Upfront Fees...............................................................................     49

        3.4      Ticking and Unused Fees....................................................................     49

        3.5      Letter of Credit Fees......................................................................     49

        3.6      Agency Fees................................................................................     50

        3.7      Increased Commitment Costs.................................................................     50

        3.8      LIBOR Costs and Related Matters............................................................     51

        3.9      Late Payments..............................................................................     54

        3.10     Computation of Interest and Fees...........................................................     54

        3.11     Non-Business Days..........................................................................     54

        3.12     Manner and Treatment of Payments...........................................................     54

        3.13     Funding Sources............................................................................     55

        3.14     Failure to Charge Not Subsequent Waiver....................................................     56

        3.15     Administrative Agent's Right to Assume Payments Will be Made...............................     56

        3.16     Fee Determination Detail...................................................................     56

        3.17     Survivability..............................................................................     57

ARTICLE 4 REPRESENTATIONS AND WARRANTIES....................................................................     58

        4.1      Existence and Qualification; Power; Compliance With Laws...................................     58

        4.2      Authority; Compliance With Other Agreements and Instruments and Government Regulations.....     58

        4.3      No Governmental Approvals Required.........................................................     59

        4.4      Subsidiaries...............................................................................     59

        4.5      Financial Statements.......................................................................     60

        4.6      No Other Liabilities; No Material Adverse Changes..........................................     60

        4.7      Title to Property..........................................................................     60

        4.8      Public Utility Holding Company Act.........................................................     60

        4.9      Litigation.................................................................................     60

        4.10     Binding Obligations........................................................................     61

        4.11     No Default.................................................................................     61

        4.12     ERISA......................................................................................     61

        4.13     Regulations T, U and X; Investment Company Act.............................................     61

        4.14     Disclosure.................................................................................     61

        4.15     Tax Liability..............................................................................     62

        4.16     Projections................................................................................     62

        4.17     Hazardous Materials........................................................................     62

        4.18     Mandalay Acquisition Effective.............................................................     62

        4.19     Solvency...................................................................................     62

        4.20     Disclosure Schedule........................................................................     62

ARTICLE 5 AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS).........................     63

        5.1      Preservation of Existence..................................................................     63

        5.2      Maintenance of Properties..................................................................     63

        5.3      Maintenance of Insurance...................................................................     63

        5.4      Compliance With Laws.......................................................................     63

        5.5      Inspection Rights..........................................................................     63

        5.6      Keeping of Records and Books of Account....................................................     64

        5.7      Use of Proceeds............................................................................     64

        5.8      New Restricted Subsidiaries................................................................     64

ARTICLE 6 NEGATIVE COVENANTS................................................................................     65

        6.1      Mergers....................................................................................     65

        6.2      Hostile Acquisitions.......................................................................     65

        6.3      Change in Nature of Business...............................................................     65

        6.4      Liens and Negative Pledges.................................................................     65

        6.5      Total Leverage Ratio.......................................................................     67

        6.6      Senior Leverage Ratio......................................................................     67

        6.7      Interest Charge Coverage Ratio.............................................................     67

        6.8      Investments in Insurance Subsidiary........................................................     67

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
        6.9      Collateral.................................................................................     67

ARTICLE 7 INFORMATION AND REPORTING REQUIREMENTS............................................................     69

        7.1      Financial and Business Information.........................................................     69

        7.2      Compliance Certificates....................................................................     71

ARTICLE 8 CONDITIONS........................................................................................     72

        8.1      Initial Advances on the Closing Date.......................................................     72

        8.2      Any Increasing Advance.....................................................................     75

        8.3      Any Letter of Credit.......................................................................     75

ARTICLE 9 EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT..............................................     76

        9.1      Events of Default..........................................................................     76

        9.2      Remedies Upon Event of Default.............................................................     78

ARTICLE 10 THE ADMINISTRATIVE AGENT.........................................................................     80

        10.1     Appointment and Authorization of Administrative Agent......................................     80

        10.2     Delegation of Duties.......................................................................     80

        10.3     Liability of Administrative Agent..........................................................     80

        10.4     Reliance by Administrative Agent...........................................................     81

        10.5     Notice of Default..........................................................................     81

        10.6     Credit Decision; Disclosure of Information by Administrative Agent.........................     81

        10.7     Indemnification of Administrative Agent....................................................     82

        10.8     Administrative Agent in its Individual Capacity............................................     82

        10.9     Successor Administrative Agent.............................................................     82

        10.10    Administrative Agent May File Proofs of Claim..............................................     83

        10.11    Other Agents; Arrangers and Managers.......................................................     84

        10.12    Proportionate Interest in any Collateral...................................................     84

        10.13    Foreclosure on Collateral..................................................................     84

        10.14    Intercreditor Arrangements; Attornment Agreements..........................................     84

        10.15    No Obligations of Borrower and the Co-Borrowers............................................     85

ARTICLE 11 MISCELLANEOUS....................................................................................     86

        11.1     Cumulative Remedies; No Waiver.............................................................     86

        11.2     Amendments; Consents.......................................................................     86

        11.3     Attorney Costs, Expenses and Taxes.........................................................     87

        11.4     Nature of Lenders' Obligations.............................................................     88

        11.5     Survival of Representations and Warranties.................................................     89

        11.6     Notices....................................................................................     89

        11.7     Execution of Loan Documents................................................................     90

        11.8     Binding Effect; Assignment.................................................................     90

        11.9     Right of Setoff............................................................................     94

        11.10    Sharing of Setoffs.........................................................................     94

        11.11    Indemnification by Borrower and the Co-Borrowers...........................................     95

        11.12    Nonliability of the Lenders................................................................     95

        11.13    No Third Parties Benefited.................................................................     96

        11.14    Confidentiality............................................................................     96

        11.15    Further Assurances.........................................................................     97

        11.16    Integration................................................................................     97

        11.17    Governing Law..............................................................................     97

        11.18    Severability of Provisions.................................................................     97

        11.19    Headings...................................................................................     97

        11.20    Time of the Essence........................................................................     97

        11.21    Foreign Lenders and Participants...........................................................     98

        11.22    Hazardous Material Indemnity...............................................................     99

        11.23    Gaming Boards..............................................................................    100

        11.24    Lien Releases..............................................................................    100

        11.25    Termination; Release of Liens..............................................................    100

        11.26    Removal of a Lender........................................................................    101

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
        11.27    Joint and Several..........................................................................    101

        11.28    Non-Involvement of Tracinda................................................................    101

        11.29    Pledged Stock in Gaming Companies..........................................................    102

        11.30    Payments Set Aside.........................................................................    102

        11.31    Waiver of Right to Trial by Jury...........................................................    102

        11.32    Purported Oral Amendments..................................................................    102

        11.33    USA PATRIOT Act Notice.....................................................................    102

Exhibits

A - Assignment Agreement

B - Assumption Agreement

C - Committed Revolving Note

D - Competitive Bid

E - Competitive Bid Request

F - Competitive Revolving Note

G - Compliance Certificate

H - Pricing Certificate

I - Request for Loan

J - Term Note

K - Joint Borrower Provisions

Schedules

1.1   Pro Rata Shares of the Commitments

4.0 Disclosure Schedule (subject to being updated prior to the Closing Date pursuant to Section 4.20)

11.6  Notice Addresses

                   FOURTH AMENDED AND RESTATED LOAN AGREEMENT

                          Dated as of November 22, 2004

      This Fourth Amended and Restated Loan Agreement ("Agreement") is entered into by and among MGM MIRAGE, a Delaware corporation ("Borrower"), and MGM Grand Detroit, LLC, a Delaware limited liability company ("Detroit"), as initial Co-Borrower, each Guarantor which may hereafter be designated as an additional Co-Borrower pursuant to Section 2.7, each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (collectively, the "Lenders" and individually, a "Lender"), Banc of America Securities LLC and The Royal Bank of Scotland PLC, as Joint Lead Arrangers, Banc of America Securities LLC, The Royal Bank of Scotland PLC, JP Morgan Securities, Inc., Citibank North America, Inc. and Deutsche Bank Securities Inc., as Joint Book Managers, The Royal Bank of Scotland PLC, as Syndication Agent, JP Morgan Chase Bank, Citigroup USA Inc., Deutsche Bank, Bank of Scotland, Barclays Bank PLC, BNP Paribas, Commerzbank, Sumitomo Mitsui Banking Corporation and Wachovia Bank, N.A., as Co-Documentation Agents, Societe Generale, as Senior Managing Agent, Merrill Lynch Bank USA and U.S. Bank National Association, as Managing Agents, and Bank of America, N.A., as Administrative Agent, with reference to the following facts:

      A. Pursuant to the Mandalay Purchase Agreement referred to below, Borrower proposes to acquire 100% of the issued and outstanding capital stock of Mandalay Resort Group ("Mandalay") through a wholly-owned direct Subsidiary of Borrower for Cash.

      B. It is anticipated that required regulatory approvals for the Mandalay Acquisition will be obtained during the first quarter of 2005, with the Mandalay Purchase Agreement providing for an outside date of June 30, 2005 in which to obtain such approvals.

      C. Effective on the Closing Date, Borrower, the Administrative Agent and the Banks desire to amend and restate the Existing Loan Agreement in its entirety by this Agreement, and to provide, inter alia (and subject to the terms and conditions set forth herein), for an increase in the amount of the credit facilities provided by the Existing Loan Agreement, an extension of the maturity thereof and revisions to the covenants of Borrower set forth therein.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, Borrower, Detroit, each Co-Borrower which hereafter becomes a Party hereto pursuant to Section 2.7, and each of the Creditors, hereby agree as follows:

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

            "Absolute Rate Bid" means a Competitive Bid to provide Competitive Advances on the basis of a fixed interest rate.

            "Acquisition" means any transaction, or any series of related transactions, by which Borrower or its Restricted Subsidiaries directly or indirectly (i) acquire any going business or all or any material part of the assets of any Person, or any division thereof, whether through purchase of assets, merger or otherwise, or (ii) acquire (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquire control of a majority ownership interest in any partnership, joint venture, limited liability company or any other Person.

            "Act" has the meaning set forth for that term in Section 11.33.

            "Administrative Agent" means Bank of America, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

            "Administrative Agent's Office" means the Administrative Agent's address as set forth on Schedule 11.6, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Advance" means any advance made or to be made by any Lender to Borrower or any Co-Borrower as provided in Article 2, and includes each Base Rate Advance, LIBOR Advance, Committed Advance, Competitive Advance and Swing Line Advance.

            "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be presumed (subject to rebuttal by a preponderance of the evidence) to control such corporation, partnership or other Person.

            "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent and Bank of America Securities LLC as Joint Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Agreement" means this Fourth Amended and Restated Loan Agreement, either as originally executed, or as it may from time to time be supplemented, modified, amended, restated or extended.

            "Anticipated Synergies" means, (a) through the first full Fiscal Quarter after the Closing Date, $40,000,000, (b) as of the end of the second full Fiscal Quarter after the Closing Date, $30,000,000, (c) as of the end of the third full Fiscal Quarter after the Closing Date, $20,000,000 (d) as of the end of the fourth full Fiscal Quarter after the Closing Date, $10,000,000, and (e) as of each subsequent Fiscal Quarter, $0.

            "Applicable Total Leverage Ratio" means, (a) as of the Closing Date, and thereafter through the last day of the Pricing Period in which the Closing Date occurs, the combined pro forma Total Leverage Ratio set forth in the Certificate of Borrower delivered pursuant to Section 8.1(a)(xvi), and (b), as of each subsequent date of determination, the Total Leverage Ratio in effect as of the last day of the Fiscal Quarter ending most recently prior to the first day of the related Pricing Period.

            "Applicable Rates" means, as of any date of determination, the following percentages per annum, based upon the Pricing Level on that date:

                 LIBOR     BASE RATE    UNUSED FEE    STANDBY LETTER
PRICING LEVEL    MARGIN     MARGIN         RATE       OF CREDIT FEE
-------------    ------    ---------    ----------    --------------
      I          0.750%      0.000%      0.150%           0.750%

     II          1.000%      0.000%      0.200%           1.000%

     III         1.250%      0.250%      0.200%           1.250%

     IV          1.375%      0.375%      0.250%           1.375%

      V          1.500%      0.500%      0.250%           1.500%

     VI          1.625%      0.625%      0.250%           1.625%

     VII         1.750%      0.750%      0.300%           1.750%

            "Approved Fund" means any Fund that is administered or managed by
      (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Assignment and Assumption" means an Assignment Agreement substantially in the form of Exhibit A.

            "Assumption Agreement" means each Assumption Agreement hereafter executed by a Co-Borrower pursuant to Section 2.7, substantially in the form of Exhibit B either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

            "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

            "Bank of America" means Bank of America, N.A., its successors and assigns.

            "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Base Rate Advance" means an Advance made hereunder and specified to be a Base Rate Advance in accordance with Article 2.

            "Base Rate Loan" means a Loan made hereunder and specified to be a Base Rate Loan in accordance with Article 2.

            "Base Rate Margin" means the applicable per annum percentage set forth in the definition of "Applicable Rates".

            "Borrower" means MGM MIRAGE, a Delaware corporation, its successors and permitted assigns.

            "Borrower Group EBITDA" means, for any fiscal period, the EBITDA of Borrower and its Restricted Subsidiaries for that fiscal period.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in the State of New York or the state where the Administrative Agent's Office is located and, if such day relates to any LIB OR Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar Market.

            "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

            "Cash" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied.

            "Cash Equivalents" means, when used in connection with any Person, that Person's Investments in:

                  (a) Government Securities due within one year after the date of the making of the Investment;

                  (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's or AA by S&P in each case due within one year from the making of the Investment;

                  (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Bank or by any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

                  (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

                  (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                  (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's or A-1 by S&P, in each case due within one year after the date of the making of the Investment;

                  (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by S&P, in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Lender or a bank described in clauses (c) or (d) above;

                  (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P; and

                  (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America or any State thereof, or a participation interest therein; provided that any commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P.

            "Cash Flow" means, for any period, and without duplication, the sum of (a) Borrower Group EBITDA for that period, plus (b) Other Available EBITDA for that period, plus (c) New Project Annualized EBITDA, plus, (d) any Anticipated Synergies applicable to that period, minus (e) Sale Asset Attributable EBITDA, provided that Cash Flow shall be adjusted on a pro forma basis (i) in the case of any Material Transaction which is a Disposition, to exclude for the entire period the results of operation of any Person or assets which are the subject of such Disposition, and (ii) in the case of any Material Transaction which is an Acquisition, to include for the entire period the results of operation of any Person or assets which are the subject of such Acquisition.

            "Cash Interest Charges" means, for any period, that portion of Interest Charges of Borrower and its Restricted Subsidiaries which are paid or currently payable in Cash during that period (and to the extent that Detroit is designated as the Sale Asset, any such Interest Charges of Detroit Entertainment, L.L.C., the owner of the Motor City Casino) excluding Interest Charges in respect of:

            (i)   intercompany accounts; and

            (ii) any other Indebtedness of Borrower or its Restricted Subsidiaries for borrowed money (including debt securities issued by Borrower or any of its Restricted Subsidiaries) to the extent that (A) the proceeds of such Indebtedness are held by either the trustee or other representative for the holders of such Indebtedness or a third party escrow agent pending satisfaction or waiver of the conditions for the release of such proceeds to Borrower or its Restricted Subsidiaries or to a third party, and (B) such trustee, representative or escrow agent also holds the amount of any Interest Charges which would otherwise be payable in Cash during that period in respect of such Indebtedness;

      provided, in each case, that if any Material Transaction occurs during that period, Cash Interest Charges shall be adjusted on a pro forma basis
      (a) in the case of any Material Transaction which is a Disposition, to exclude Interest Charges associated with Funded Debt in an amount equal to the consideration received by Borrower and its Restricted Subsidiaries in the form of Cash and Cash Equivalents in connection with such Disposition, and (b) in the case of any Material Transaction which is an Acquisition, to increase Interest Charges by the amount of Interest Charges which would be associated with Funded Debt in an amount equal to the consideration paid by Borrower and its Restricted Subsidiaries in the form of Cash and Cash Equivalents in connection with such Acquisition (in each case, for that portion of the period occurring prior to the receipt of such consideration, and at an interest rate which is equal to the blended interest rate payable by Borrower in respect of Indebtedness during the relevant period (as reasonably determined by Borrower)).

            "Change in Control" means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the outstanding common stock of Borrower or (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office, provided, however, that no Change in Control shall exist for so long as Tracinda Corporation, a Nevada corporation, and its Affiliates continue to be the beneficial owner of 25% or more of the common stock of Borrower and no other Person is the owner of more of the common stock of Borrower than Tracinda Corporation and its Affiliates.

            "Closing Date" means the time and Business Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Creditors of the date that is the Closing Date.

            "Co-Borrowers" means, collectively, Detroit and each other Guarantor which is hereafter designated as a Co-Borrower pursuant to Section 2.7.

            "Co-Documentation Agents" means the Persons identified in the preamble of this Agreement as such.

            "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

            "Collateral Agent" means U.S. Bank National Association, or any successor Collateral Agent under the Intercreditor Agreement.

            "Collateral Documents" means each mortgage, deed of trust, ship mortgage, aircraft chattel mortgage, pledge agreement, security agreement or other instrument, document or agreement now or hereafter executed pursuant to the Intercreditor Agreement or otherwise to secure the Obligations or any of the Qualified Obligations.

            "Collateral Event" means any event or circumstance pursuant to which the holders of any class of Senior Indebtedness of Borrower and its Restricted Subsidiaries receive the benefit of Liens on all or any part of the Property of Borrower or its Restricted Subsidiaries, which Liens would be prohibited hereunder but for the provisions of Section 6.4(g).

            "Collateral Release" has the meaning set forth for that term in
      Section 2.11 (a).

            "Commercial Letter of Credit" means each Letter of Credit issued to support the purchase of goods by Borrower or any Co-Borrower which is determined to be a commercial letter of credit by the relevant Issuing Lender.

            "Commitments" means, collectively, the Revolving Commitment and the Term Commitment.

            "Committed Advances" means an Advance by a Lender as a ratable part of a Committed Loan pursuant to such Lender's Pro Rata Share of the applicable Commitment.

            "Committed Loan" means a Loan consisting of ratable Advances by the Lenders pursuant to their respective Pro Rata Shares of the relevant Commitment.

            "Committed Revolving Note" means each promissory note made by Borrower and each Co-Borrower to a Lender evidencing the Committed Advances made by that Lender under its Pro Rata Share of the Revolving Commitment, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

            "Competitive Advance" means an Advance made to Borrower or any Co-Borrower under the Revolving Commitment by any Lender not determined by that Lender's Pro Rata Share of the Revolving Commitment pursuant to
      Section 2.5.

            "Competitive Bid" means (a) a written bid to provide a Competitive Advance substantially in the form of Exhibit D, signed by a Responsible Official of a Lender and properly completed to provide all information required to be included therein or (b) at the election of any Lender, a telephonic bid by that Lender to provide a Competitive Advance which, if so made, shall be made by a Responsible Official of that Lender and deemed to have been made incorporating the substance of Exhibit D, and shall promptly be confirmed by a written Competitive Bid.

            "Competitive Bid Request" means (a) a written request submitted by Borrower or any Co-Borrower to the Administrative Agent to provide a Competitive Bid, substantially in the form of Exhibit E, signed by a Responsible Official of Borrower and any relevant Co-Borrower and properly completed to provide all information required to be included therein or
      (b) at the election of Borrower, a telephonic request by Borrower to the Administrative Agent to provide a

      Competitive Bid which, if so made, shall be made by a Responsible Official of Borrower and deemed to have been made incorporating the substance of Exhibit E, and shall promptly be confirmed by a written Competitive Bid Request.

            "Competitive Revolving Note" means each promissory note made by Borrower and each Co-Borrower to a Lender evidencing the Competitive Advances made under the Revolving Commitment by that Lender, substantially in the form of Exhibit F, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit G, properly completed and signed by a Senior Officer of Borrower and each Co-Borrower.

            "Consolidated Net Tangible Assets" means, as of each date of determination, the total amount of assets of Borrower and its Subsidiaries, after deducting therefrom (a) all current liabilities of Borrower and its Subsidiaries (excluding (i) the current portion of long-term Indebtedness, (ii) inter-company liabilities, and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor thereon to a time more than twelve months from the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of Borrower and its Subsidiaries, all as set forth on the latest consolidated balance sheet of Borrower prepared in accordance with GAAP.

            "Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

            "Creditors" means, collectively, the Administrative Agent, the Issuing Lenders, the Swing Line Lenders, each Lender and, where the context requires, any one or more of them.

            "Debt Rating" means, as of any date of determination, the credit rating assigned to the credit facilities provided hereunder whether senior secured or senior unsecured (or, if the facilities hereunder are not rated, the corporate rating assigned to Borrower's most senior indebtedness), by a nationally recognized credit reporting agency selected by Borrower, reasonably approved by the Administrative Agent, and not objected to by the Requisite Lenders within five Business Days following notice of such designation.

            "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

            "Default" means any event that, with the giving of any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

            "Default Rate" means the interest rate prescribed in Section 3.9.

            "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations, or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

            "Deposit Account" means separate accounts located at Bank of America as to Borrower and each Co-Borrower designated by Borrower or such Co-Borrower with the reasonable approval of the Administrative Agent.

            "Designated Market" means, with respect to any LIBOR Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower, the Co-Borrowers and the Requisite Lenders. The Administrative Agent will endeavor to provide prompt notice to Borrower and the Co-Borrowers of any change in the location of the Designated Market.

            "Detroit" means MGM Grand Detroit, LLC, a Delaware limited liability company, its successors and permitted assigns.

            "Disclosure Schedule" means the Disclosure Schedule attached to this Agreement as Schedule 4.0, as the same may be revised on the Closing Date in accordance with Section 4.20 of this Agreement.

            "Disposition" means the sale, transfer or other disposition, in one transaction or any series of related transactions, of any asset.

            "Disqualification" means, with respect to any Creditor:

                  (a) the failure of that Person timely to file pursuant to applicable Gaming Laws (i) any application requested of that Person by any Gaming Board in connection with any licensing required of that Person as a lender to Borrower or a Co-Borrower or (ii) any required application or other papers in connection with determination of the suitability of that Person as a lender to Borrower or a Co-Borrower;

                  (b) the withdrawal by that Person (except where requested or permitted by the Gaming Board) of any such application or other required papers; or

                  (c) any final determination by a Gaming Board pursuant to applicable Gaming Laws (i) that such Person is "unsuitable" as a lender to Borrower or a Co-Borrower, (ii) that such Person shall be "disqualified" as a lender to Borrower or a Co-Borrower or (iii) denying the issuance to that Person of any license required under applicable Gaming Laws to be held by all lenders to Borrower or any Co-Borrower.

            "Distribution" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) by such Person constituting a distribution under applicable Laws with respect to such security.

            "Dollars" or "$" means United States dollars.

            "EBITDA" means, with respect to any fiscal period and with respect to any Person, the sum of (a) Net Income of such Person for that period, plus (b) any extraordinary loss reflected in such Net Income and, without duplication, any loss associated with the early retirement of Indebtedness, plus (c) any transactional expenses associated with the Mandalay Acquisition or the early retirement of Indebtedness, minus (d) any extraordinary gain reflected in such Net Income, plus (e) Interest Charges of such Person for that period, plus (f) the aggregate amount of federal, state and local taxes on or measured by income of such Person for that period (whether or not payable during that period) plus (g) depreciation, amortization and all non-recurring and/or other non-Cash expenses to the extent deducted in arriving at Net Income for that period, plus (h) expenses classified as "pre-opening and start-up expenses" on the applicable financial statements of that Person for that fiscal period, plus (i) minority interest, in each case as determined in accordance with GAAP.

            "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, each "Eligible Assignee" (A) shall not be Borrower or any of Borrower's Affiliates or Subsidiaries, (B) shall be exempt from withholding of tax on interest and shall deliver the documents related thereto pursuant to Section 11.21, and (iii) to the extent required under applicable Gaming Laws, shall not be the subject of a Disqualification.

            "Enhanced LIBOR Margin" means, for any period, the sum of (i) the LIBOR Margin then in effect plus (ii) such interest rate margin as the Requisite Lenders specify is necessary to adjust LIBOR to a rate which represents the effective pricing to such Lenders for deposits of Dollars in the Designated Market in the relevant amount for the applicable Interest Period and which adequately and fairly reflects the cost to such Lenders of making the applicable LIBOR Advances.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

            "ERISA Affiliate" means, with respect to any Person, any other Person (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

            "Eurodollar Market" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

            "Event of Default" shall have the meaning provided in Section 9.1.

            "Existing Letters of Credit" means the letters of credit issued under the Existing Loan Agreement and outstanding as of the Closing Date.

            "Existing Loan Agreement" means the Third Amended and Restated Loan Agreement dated as of November 24, 2003 among Borrower, Detroit, as Co-Borrower, the lenders referred to therein, and the Administrative Agent, as heretofore amended.

            "Existing MGM MIRAGE Subordinated Obligations" means, collectively,
      (a) Borrower's $710,000,000 9 3/4 senior subordinated notes due 2007, issued pursuant to the Indenture dated as of May 31, 2000 between Borrower (under its former name, MGM Grand, Inc.) and The Bank of New York, as Trustee, and (b) Borrower' $400,000,000 8 3/8% senior subordinated notes due 2011 issued pursuant to the Indenture dated as of January 23, 2001 between Borrower and United States Trust Company of New York (to which The Bank of New York is now successor in interest), as Trustee.

            "Existing Mandalay Subordinated Obligations" means, collectively,
      (a) Mandalay's $500,000,000 10.25% senior subordinated notes due 2007 issued pursuant to the Indenture dated as of July 24, 2000 between Mandalay and The Bank of New York, as Trustee, (b) Mandalay's $300,000,000 9.375% senior subordinated notes due 2010 issued pursuant to the Indenture dated December 20, 2001 between Mandalay and The Bank of New York, as Trustee and (c) the 1993 Mandalay Subordinated Obligations.

            "Existing Subordinated Obligations" means, collectively, Existing MGM MIRAGE Subordinated Obligations and, upon and after the Closing Date, the Existing Mandalay Subordinated Obligations.

            "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

            "Fiscal Quarter" means the fiscal quarter of Borrower consisting, subject to Section 1.3, of the three calendar month periods ending on each March 31, June 30, September 30 and December 31.

            "Fiscal Year" means the fiscal year of Borrower consisting, subject to Section 1.3, of the twelve month period ending on each December 31.

            "Foreign Lender" has the meaning specified in Section 11.21(a)(i).

            "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Funded Debt" means, as of any date of determination, the sum (without duplication) of (a) all principal Indebtedness of Borrower and its Restricted Subsidiaries for borrowed money (including debt securities issued by Borrower or any of its Restricted Subsidiaries) on that date (other than any such Indebtedness to the extent (x) it has been legally or contractually defeased, (y) it is the subject of a deposit in Cash or Cash Equivalents for the purpose of defeasing the same in accordance with its terms or (z) the proceeds thereof are held by the trustee or other representative for the holders of such Indebtedness or any third party escrow agent pending satisfaction or waiver of the conditions for the release of such proceeds to Borrower or its Restricted Subsidiaries or to a third party), plus (b) the aggregate amount of all Capital Lease Obligations of Borrower and its Restricted Subsidiaries on that date, plus
      (c) all Guaranty Obligations issued by Borrower and its Restricted Subsidiaries, provided that the amount of any Guaranty Obligation or letter of credit shall be deemed to be zero unless and until (i) in the case of Guaranty Obligations in respect of letters of credit, a drawing is made with respect thereto, and (ii) in the case of any other Guaranty Obligations, demand for payment is made with respect thereto.

            "GAAP" means, as of any date of determination, accounting principles
      (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

            "Gaming Board" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, (c) the New Jersey Casino Control Commission, (d) the New Jersey Division of Gaming Enforcement, (e) the Mississippi Gaming Commission, (f) the Michigan Gaming Control Board, (g) the Illinois Gaming Board, and (h) any other Governmental Agency (including Governmental Agencies associated with foreign governments) that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower, any Co-Borrower or any Restricted Subsidiary within its jurisdiction.

            "Gaming Laws" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and its Subsidiaries within its jurisdiction, in each case to the extent applicable to Borrower and its Restricted Subsidiaries.

            "Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

            "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof,
      (b) any governmental or
      quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.

            "Granting Lender" has the meaning set forth in Section 11.8(h).

            "Guarantors" means, collectively, each Restricted Subsidiary of Borrower which exists as of the Closing Date, the Mandalay Companies and each other Restricted Subsidiary of Borrower which hereafter becomes a Guarantor pursuant to Section 5.8, provided that any Guarantor which is sold or otherwise transferred in a Disposition may be released from the Guaranty in accordance with this Agreement.

            "Guaranty" means each of the continuing guaranties of the Obligations (or, in the case of Detroit, of the portion of the Obligations which are actually borrowed or received by Detroit) executed and delivered by the Guarantors on the Closing Date, substantially in the form of the Subsidiary Guaranty executed in connection with the Existing Loan Agreement.

            "Guaranty Obligation" means, as to any Person (without duplication), any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet or income statement item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

            "Hazardous Materials" means substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
      Section 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., in each case as such Laws are amended from time to time.

            "Hazardous Materials Laws" means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real Property.

            "Honor Date" has the meaning set forth for that term in Section 2.4(c)(i).

            "Indebtedness" means, as to any Person (without duplication), (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any Guaranty Obligation for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such

      Person, and (f) any net obligations of such Person under Swap Agreements in respect of interest rate hedging arrangements.

      "Indemnified Liabilities" has the meaning set forth in Section 11.11.

      "Indemnitees" has the meaning set forth in Section 11.11.

            "Insurance Subsidiary" means MGMM Insurance Company, a Vermont corporation, which is a captive insurance company approved by the Vermont Department of Banking, Insurance, Securities and Health Care Administration engaging primarily in the business of facilitating and providing insurance coverage and claims services for Borrower, Co-Borrowers and their Subsidiaries.

            "Intercreditor Agreement" means the Collateral Agent and Intercreditor Agreement dated as of February 13, 2002, among U.S. Bank National Association, as Collateral Agent; Borrower, Mirage; the Restricted Subsidiaries referred to therein, and Bank of America, N.A., as Administrative Agent and each of the other Creditor Representatives referred to therein, including any subsequent joinders thereto by which additional Creditor Representatives or Restricted Subsidiaries become party thereto, and as the same may be amended from time to time in a manner which is consistent with the terms of Section 10.14(e).

            "Interest Charge Coverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) Cash Flow for the twelve month period ending on that date, to (b) Cash Interest Charges for the same period, minus Sale Asset Attributable Interest Charges for the same period, provided, however, that in the case of the first four Fiscal Quarters following the Closing Date, Cash Interest Charges minus Sale Asset Attributable Interest Charges shall be calculated on an annualized straight line basis for the period from the Closing Date to the last day of the relevant Fiscal Quarter.

            "Interest Charges" means, for any Person, as of the last day of any fiscal period, the sum of (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

            "Interest Differential" means, with respect to any prepayment of a LIBOR Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a LIBOR Loan on the date or in the amount specified in any Request for Loan, (a) LIBOR payable (or, with respect to a failure to borrow, LIBOR which would have been payable) with respect to the LIBOR Loan minus (b) LIBOR on, or as near as practicable to, the date of the prepayment or failure to borrow for a LIBOR Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the LIBOR Loan so prepaid or which would have been borrowed on such date.

            "Interest Period" means, as to each LIBOR Loan, a period of one week, or of 1, 2, 3, 6 or 9 months (or, to the extent not promptly objected to by any Lender following notice thereof by the Administrative Agent, any other period) as designated by Borrower; provided that (a) the first day of each Interest Period must be a Business Day, (b) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day, and (c) no Interest Period may extend beyond the Maturity Date.

            "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such Investment which has actually been received in Cash or Cash Equivalents or has been converted into Cash or Cash Equivalents), without adjustment for subsequent increases or decreases in the value of such Investment.

            "Investment Grade" means that the Debt Rating assigned is a rating which, as reasonably determined by the Administrative Agent, would be the lowest rating granted by the relevant credit rating agency which is generally treated as "investment grade" in the ratings regime of that credit rating agency.

            "Issuer Documents" means with respect to any Letter of Credit issued by an Issuing Lender, the Letter of Credit Application and any other document, agreement or instrument entered into by Borrower (or any Subsidiary), and that Issuing Lender or in favor of that Issuing Lender and relating to any such Letter of Credit.

            "Issuing Lender" means, (a) initially, Bank of America, N.A. in its capacity as an issuer of Letters of Credit hereunder, and (b) up to two additional willing Lenders designated from time to time by Borrower by a writing addressed to the Administrative Agent as Issuing Lenders hereunder.

            "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

            "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share of the Revolving Commitment.

            "L/C Borrowing" means an extension of credit resulting from a drawing under a Letter of Credit which has not been reimbursed on the date when made or refinanced as a Loan.

            "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

            "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

            "Lead Arrangers" means Bane of America Securities LLC and The Royal Bank of Scotland PLC, in their capacities as joint lead arrangers of the credit facilities described herein.

            "Lender" means each lender whose name is set forth in the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (and to the extent a party to a Related Swap Agreement, any Affiliate of a Lender). Each reference to a "Bank" or "Banks" in any Loan Document or Collateral Document shall be deemed to be a reference to the Lenders.

            "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and the Administrative Agent.

            "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant Issuing Lender.

            "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

            "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all Unreimbursed Amounts, including all L/C Borrowings.

            "Letters of Credit" means any of the Standby Letters of Credit or Commercial Letters of Credit issued by the Issuing Lenders under the Revolving Commitment pursuant to Section 2.4, including the Existing Letters of Credit (and, upon the consummation of the Mandalay Acquisition, the Mandalay Letters of Credit), either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.

            "LIBOR" means, for any Interest Period with respect to a LIB OR Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "LIBOR Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

            "LIBOR Advance" means an Advance made hereunder and specified to be a LIBOR Advance in accordance with Article 2.

            "LIBOR Lending Office" means, as to each Lender, its office or branch so designated by written notice to Borrower and the Administrative Agent as its LIBOR Lending Office. If no

      LIBOR Lending Office is designated by a Lender, its LIBOR Lending Office shall be its office at its address for purposes of notices hereunder.

            "LIBOR Loan" means a Loan made hereunder and specified to be a LIBOR Loan in accordance with Article 2.

            "LIBOR Margin" means the applicable per annum percentage set forth in the definition of "Applicable Rates".

            "LIBOR Margin Bid" means a Competitive Bid to provide a Competitive Advance on the basis of a margin over LIBOR.

            "License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance or lien of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

            "Loan" means the aggregate of the Advances made at any one time by the Lenders pursuant to Article 2.

            "Loan Documents" means, collectively, this Agreement, the Notes, the Swing Line Documents, the Guaranty, each Request for Loan, each Competitive Bid Request, each Letter of Credit Application, each Pricing Certificate, each Compliance Certificate, any Related Swap Agreement and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Restricted Subsidiaries to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

            "Mandalay" means Mandalay Resort Group, a Nevada corporation.

            "Mandalay Acquisition" means the acquisition of Mandalay by MGM MIRAGE Acquisition Co. #61, a Nevada corporation, which is a wholly-owned direct Subsidiary of Borrower, and the subsequent merger of Mandalay and MGM MIRAGE Acquisition Co. #61 (with Mandalay as the survivor), pursuant to the Mandalay Purchase Agreement.

            "Mandalay Companies" means, collectively, Mandalay and those of its Subsidiaries which, on the Closing Date, will become Restricted Subsidiaries following the Mandalay Acquisition.

            "Mandalay Letters of Credit" means each of the letters of credit issued pursuant to the Mandalay Loan Agreement and outstanding on the Closing Date, as advised by the Administrative Agent to the Lenders on the Closing Date.

            "Mandalay Loan Agreement" means the Revolving Loan Agreement dated as of August 22, 2001 among Mandalay, the lenders referred to therein, and Bank of America, N.A., as Administrative Agent, as amended as of the Closing Date.

            "Mandalay Purchase Agreement" means the Agreement and Plan of Merger dated as of June 15, 2004 among Borrower, Mandalay and MGM MIRAGE Acquisition Co. #61, a Nevada corporation.

            "Margin Stock" means "margin stock" as such term is defined in Regulations U and X of the Federal Reserve Board.

            "Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition or prospects (financial or otherwise), assets, business or operations of Borrower and its Restricted Subsidiaries, taken as a whole, or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower or Guarantors (taken as a whole) to perform the Obligations.

            "Material Transaction" means (a) each Acquisition made by Borrower or any of its Restricted Subsidiaries or the Mandalay Companies following the date hereof pursuant to which the aggregate consideration paid by them (whether in Cash or other Property, or by means of the assumption of any liabilities) is in excess of $500,000,000, including, without limitation, the Mandalay Acquisition, and (b) each Disposition made by Borrower or any of its Restricted Subsidiaries or the Mandalay Companies following the date hereof pursuant to which the aggregate consideration received by them (whether in Cash or other Property, or by means of the assumption of any liabilities) is in excess of $500,000,000, other than any Disposition of any Property designated as the Sale Asset.

            "Maturity Date" means the fifth anniversary of the Closing Date.

            "Maximum Competitive Advance" means, with respect to any Competitive Bid made by a Lender, the amount set forth therein as the maximum Competitive Advance which that Lender is willing to make in response to the related Competitive Bid Request.

            "Maximum Competitive Outstandings Amount" means, as of each date of determination, one half of the then effective amount of the Revolving Commitment.

            "MGM Grand Detroit II" means MGM Grand Detroit II, LLC, a Delaware limited liability company, and its successors.

            "Mirage" means Mirage Resorts, Incorporated, a Nevada corporation.

            "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

            "Motor City Casino" means the Motor City Casino in Detroit,
      Michigan.

            "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contribute or are obligated to contribute.

            "Negative Pledge" means a Contractual Obligation that contains a covenant binding on Borrower or any of its Restricted Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.4 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations or any indebtedness which is used, directly or indirectly, to refinance the Obligations.

            "Net Income" means, with respect to any fiscal period and with respect to any Person, the net income of that Person from continuing operations for that period, determined in accordance with GAAP, consistently applied.

            "New Project" means each free-standing hotel, casino or other development commenced by Borrower and its Restricted Subsidiaries following the date hereof having an aggregate construction budget in excess of $250,000,000.

            "New Project Annualized EBITDA" means, as of each date of determination which occurs during the one year period following the opening of any New Project for business, the EBITDA associated with that New Project for the fiscal period following such opening, annualized on the following basis:

                  (a) where the period from the opening is less than one full Fiscal Quarter, such EBITDA times four; and

                  (b) where the period from the opening is one full Fiscal Quarter or more, such EBITDA annualized on a straight-line basis.

            "Non-Control Subsidiaries" means each Subsidiary of Borrower in respect of which Borrower and its other Subsidiaries do not have the collective right to elect a majority of the board of directors or other equivalent governing body, or otherwise lack the power to direct the management of such Subsidiary which is identified as such by Borrower in a notice to the Administrative Agent. Each Non-Control Subsidiary existing as of the date hereof is listed on the Disclosure Schedule as such. Each Non-Control Subsidiary existing as of the Closing Date is listed on the updated Disclosure Schedule delivered pursuant to Section 4.20 as such.

            "Notes" means, collectively, the Competitive Revolving Notes, the Committed Revolving Notes and the Term Notes.

            "Obligations" means all present and future obligations of every kind or nature of Borrower, the Co-Borrowers or the Guarantors at any time and from time to time owed to the Administrative Agent, the Issuing Lenders, the Swing Line Lenders or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or a Restricted Subsidiary of Borrower, whether or not allowed as a claim in such proceeding

            "Opinions" means the favorable written legal opinions of (a) Christensen, Miller, Fink, Jacobs, Glaser, Weil and Shapiro, LLP, counsel to Borrower, (b) Lionel Sawyer & Collins, Nevada counsel to Borrower, (c) Fox Rothschild LLP, New Jersey counsel to Borrower, (d) Butler, Snow, O'Mara, Stevens & Cannada, PLLC, Mississippi counsel to Borrower, (e) Dickinson Wright PLLC, Michigan counsel to Borrower, (f) Shefsky & Froelich, Illinois counsel to Borrower, (g) Crowe & Dunlevy, special aviation counsel to Borrower and (h) Terriberry, Carroll & Yancey, L.L.P., special admiralty counsel to Borrower together with copies of all factual certificates and legal opinions upon which such counsel has relied.

            "Other Available EBITDA" means, for any fiscal period, without duplication (a) that portion of the EBITDA of any Unrestricted Subsidiaries for that fiscal period to the extent that the same may be distributed in Cash to Borrower and its Restricted Subsidiaries during that fiscal period in accordance with applicable Law and subject to any Contractual Obligations (including credit documents) which are binding upon such Unrestricted Subsidiaries or their respective Properties (whether or not so distributed), plus (b) in the event that Detroit is designated as the Sale Asset, all of the EBITDA attributable to the operations of the Motor City Casino for that fiscal period.

            "Outstanding Obligations" means, as of each date of determination, and giving effect to the making of any such credit accommodations requested on that date, the sum of (i) the aggregate principal amount of the outstanding Committed Loans, plus (ii) the aggregate principal amount of the outstanding Competitive Advances, plus (iii) the Swing Line Outstandings, plus (iv) the Letter of Credit Usage.

            "Party" means any Person other than the Creditors which now or hereafter is a party to any of the Loan Documents.

            "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

            "Permitted Encumbrances" means:

                  (a) inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

                  (b) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

                  (c) minor defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

                  (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

                  (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

                  (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

                  (g) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

                  (h) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

                  (i)   statutory Liens, other than those described in clauses
            (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

                  (j) covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

                  (k) rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

                  (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                  (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Restricted Subsidiary of Borrower is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

                  (n) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidencing an extension of credit to the depositor);

                  (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

                  (p) Liens consisting of deposits of Property to secure statutory obligations of Borrower or a Restricted Subsidiary of Borrower;

                  (q) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or a Restricted Subsidiary of Borrower is a party;

                  (r) Liens created by or resulting from any litigation or legal proceeding involving Borrower or a Restricted Subsidiary of Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that adequate reserves have been set aside by Borrower or the relevant Restricted Subsidiary and no material Property is subject to a material risk of loss or forfeiture; and

                  (s) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of Borrower and the Restricted Subsidiaries of Borrower, taken as a whole.

            "Person" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

            "Post Closing Fiscal Quarter" means each Fiscal Quarter ending following the Closing Date, even if a portion of that Fiscal Quarter is before the Closing Date.

            "Pricing Certificate" means a certificate substantially in the form of Exhibit H, properly completed and signed by a Senior Officer of Borrower and each Co-Borrower.

            "Pricing Level" means, as of each date of determination, the pricing level set forth below opposite (a) the Applicable Total Leverage Ratio, or
      (b) at such times when the Debt Rating is Investment Grade or Superior Investment Grade, the Debt Rating, provided that if the Applicable Total Leverage Ratio and the Debt Rating are at different Pricing Levels, then the Pricing Level which yields the lowest LIBOR Margin shall apply:

                                        Pricing Criteria
                 --------------------------------------------------------------
Pricing Level         Applicable Total Leverage Ratio            Debt Rating
-------------    -----------------------------------------    -----------------
     I           Less than 3.50 to 1.00                       Superior
                                                              Investment Grade
     II          Equal to or greater than 3.50 to 1.00 but    Investment Grade
                 less than 4.00 to 1.00

     III         Equal to or greater than 4.00 to 1.00 but    N/A
                 less than 4.50 to 1.00

     IV          Equal to or greater than 4.50 to 1.00 but    N/A
                 less than 5.00 to 1.00

     V           Equal to or greater than 5.00 to 1.00 but    N/A
                 less than 5.50 to 1.00

     VI          Equal to or greater than 5.50 to 1.00 but    N/A
                 less than 6.00 to 1.00

     VII         Equal to or greater than 6.00 to 1.00        N/A

            Pricing Period" means each period commencing on the date of delivery of each Pricing Certificate and ending on the date immediately preceding the delivery of the next Pricing Certificate.

            "Pro Rata Share" means, with respect to each Lender, the percentage of the relevant Commitment, the Loans (except for Competitive Advances) thereunder (and in the case of the Revolving Commitment, the Letters of Credit and the Swing Line Advances) held by that Lender (or by a SPC for which that Lender is the Granting Lender). As of the date hereof, the Pro Rata Shares of the Commitments held by each Lender are set forth on
      Schedule 1.1 hereto. The percentage Pro Rata Shares of each Lender in the Commitments is subject to adjustment pursuant to any Assignment Agreement executed in accordance with Section 11.8.

            "Projections" means the financial projections for Borrower and its Subsidiaries (including, on a pro forma basis, the Mandalay Companies) as set forth in the Offering Memorandum prepared on behalf of Borrower and heretofore distributed to the Lenders as part of the Confidential Offering Memorandum dated October, 2004.

            "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "Qualified Obligations" means (a) the Indebtedness of Borrower and its Restricted Subsidiaries which is now entitled to the benefits of the collateral security contemplated by the Intercreditor Agreement, including the Obligations under this Agreement, (b) each additional class of Senior Indebtedness of Borrower which hereafter is properly treated as a Qualified Obligation pursuant to the terms of the Intercreditor Agreement and (c) each other class of senior Indebtedness of Borrower and its Restricted Subsidiaries which may hereafter be designated as a "Qualified Obligation" pursuant to the terms of the Intercreditor Agreement, provided that no class of Indebtedness of Borrower which is contractually subordinated to other Indebtedness in any manner may be so designated by Borrower other than, at Borrower's election, the 1993 Mandalay Subordinated Obligations.

            "Quarterly Payment Date" means the last Business Day of each December, March, June and September following the date of this Agreement.

            "Real Property" means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by Borrower or any of its Restricted Subsidiaries.

            "Regulations T. U and X" means Regulations T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

            "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

            "Related Swap Agreement" means a Swap Agreement between Borrower and a Lender or an Affiliate of a Lender. Each Related Swap Agreement is a secured "Swap Agreement" as described and defined in the Intercreditor Agreement and is entitled to the benefits of the Liens provided in the Collateral Documents.

            "Request for Loan" means a written request for a Loan substantially in the form of Exhibit I, signed by a Responsible Official of Borrower or a Co-Borrower, on its behalf, and properly completed to provide all information required to be included therein.

            "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

            "Requisite Lenders" means (a) as of any date of determination if the Commitments are then in effect, Lenders having Pro Rata Shares of the Commitments which are, in the aggregate, a majority of the Pro Rata Shares of the Commitments then in effect, and (b) as of any date of determination if the Commitments have then been terminated and there are then any Obligations outstanding, Lenders or other creditors holding a majority of the Outstanding Obligations; provided that the Pro Rata Shares of the Commitments of, and the portion of the Outstanding Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders.

            "Responsible Official" means when used with reference to any Person, any officer or manager of such Person, general partner of such Person, officer of a corporate or limited liability company general partner of such Person, officer of a corporate or limited liability company general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower, or any of its Restricted Subsidiaries as having been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Borrower or such Restricted Subsidiary.

            "Restricted Subsidiary" means each Subsidiary of Borrower other than:

                  (a) Subsidiaries formed under the Laws of foreign nations whose only tangible assets are located in foreign nations, and pure holding companies for such foreign Subsidiaries owning as their sole asset the stock or other securities and obligations thereof;

                  (b)   MGM Grand Detroit II and the Insurance Subsidiary;

                  (c)   Non-Control Subsidiaries; and

                  (d) any Subsidiary of Borrower formed or acquired after the date of this Agreement that is designated as an Unrestricted Subsidiary in writing by Borrower to the Administrative Agent, but only so long as such Subsidiary of Borrower does not, and is not required to, guarantee or otherwise be liable for any of the Senior Indebtedness.

            "Revolving Commitment" means, subject to any decrease in the amount thereof pursuant to Sections 2.8, 2.9 or 11.26, $5,500,000,000.

            "Revolving Lender" means each Lender having a Pro Rata Share of the Revolving Loans, the Letters of Credit, the Swing Line Loans and the Revolving Commitment.

            "Revolving Loans" means the aggregate of the Advances made at any one time by the Revolving Lenders under the Revolving Commitment.

            "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill Companies, Inc., and any successor thereto.

            "Sale Asset" means, as of each date of determination, either (a) Mandalay's direct or indirect interests in the Motor City Casino, or (b) Borrower's direct or indirect interests in the MGM Grand Detroit Casino in Detroit, Michigan, in each case, if such asset has been properly designated by Borrower in accordance with GAAP on its balance sheet prepared as of that date as an asset "held for sale" or such asset has been disposed of by the Borrower and its Subsidiaries.

            "Sale Asset Attributable Debt" means, as of each date of determination, the amount designated by Borrower in its Pricing Certificate as of the relevant date which is equal to:

                  (a) if no binding agreement for the disposition of the Sale Asset then exists, $500,000,000;

                  (b) if there is a binding agreement for the disposition of the Sale Asset, but the disposition of the Sale Asset has not yet been consummated, the amount of the Cash consideration payable to Borrower and its Restricted Subsidiaries pursuant to such agreement;

                  (c) if the disposition of the Sale Asset has been consummated, the amount of any proceeds of such disposition which are the subject of an escrow or similar hold-back arrangement; and

                  (d)   otherwise, zero.

            "Sale Asset Attributable EBITDA" means for any period, and to the extent otherwise included in determining Cash Flow for that period, EBITDA for the Sale Asset for that period.

            "Sale Asset Attributable Interest Charges" means for any period Cash Interest Charges in respect of Indebtedness in an amount equal to:

                  (a) the amount of the Sale Asset Attributable Debt (as determined from time to time during the relevant period, provided that if a binding agreement for the disposition of the Sale Asset becomes effective during that period, the Sale Asset Attributable Debt for each date during such period occurring prior to the consummation of such disposition shall be equal to the amount of the Cash consideration payable to Borrower and its Restricted Subsidiaries pursuant to such agreement); times

                  (b) interest in respect of such Sale Asset Attributable Debt at a rate equal to the blended interest rate payable by Borrower in respect of Indebtedness during the relevant period (as reasonably determined by Borrower).

            "Senior Indebtedness" means, collectively, (a) any present or future Qualified Obligations, and (b) each other issue, item or class of Indebtedness of Borrower or any of its Restricted Subsidiaries which is in the principal amount of $50,000,000 or more and which is not a Subordinated Obligation.

            "Senior Leverage Ratio" means, as of any date, the ratio of (a) Funded Debt as of that date minus Subordinated Obligations as of that date and minus Sale Asset Attributable Debt determined as of that date, to (b) Cash Flow for the twelve month period then ended.

            "Senior Officer" means the (a) chief executive officer or manager,
      (b) president, (c) executive vice president, (d) senior vice president,
      (e) chief financial officer, (f) treasurer, (g) assistant treasurer, (h) secretary or (i) assistant secretary of Borrower or any of its Restricted Subsidiaries.

            "Solvent" means, as to any Person, that (a) the sum of the assets of such Person, both at a fair valuation and at a present fair saleable value, exceeds its liabilities, including its probable liability in respect of contingent liabilities, (b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature.

            "SPC" means, as to each Lender, one or more special purpose funding vehicles maintained or established by that Lender.

            "Special Eurodollar Circumstance" means the application or adoption after the date hereof of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its LIBOR Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Market generally that are beyond the reasonable control of the Lenders.

            "Standby Letter of Credit" means each Letter of Credit that is not a Commercial Letter of Credit.

            "Standby Letter of Credit Fee" means the applicable per annum percentage set forth in the definition of "Applicable Rates".

            "Subordinated Obligations" means, collectively, the Existing Subordinated Obligations and any future class of Indebtedness of Borrower or any of its Subsidiaries which is subject to subordination in right of payment to the Obligations pursuant to subordination provisions which are
      (a) reasonably consistent with those contained in the Existing Subordinated Obligations, or (b) otherwise reasonably consistent with then prevailing market standards for public issuances of subordinated indebtedness.

            "Subsidiary" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

            For the avoidance of doubt, and only by way of example, as of the date hereof, (a) Victoria Partners, a Nevada general partnership, and (b) Marina District Development Holding Co., LLC, a New Jersey limited liability company, the 100% owner of Marina District Development Company, LLC, a New Jersey limited liability company doing business as "The Borgata," are each only 50% owned by Borrower and therefore are not Subsidiaries of Borrower, however Victoria Partners will become both a Subsidiary and a Restricted Subsidiary concurrently with the Mandalay Acquisition by reason of Borrower's acquisition through Mandalay of the remaining ownership interests in Victoria Partners.

            "Superior Investment Grade" means that the Debt Rating assigned is a rating which, as reasonably determined by the Administrative Agent, would be a rating which is higher than the minimum Investment Grade rating in the ratings regime of that credit rating agency.

            "Supported Subsidiary" means, collectively, (a) each Restricted Subsidiary and (b) each Unrestricted Subsidiary in support of which Borrower and its Restricted Subsidiaries have provided any guarantee, keep-well, make-well or similar creditor assurance in respect of (i) Indebtedness which is in an aggregate principal amount which is in excess of $25,000,000, or (ii) any other obligations which may result in a demand upon Borrower and its Restricted Subsidiaries which is in excess of $25,000,000.

            "Swap Agreement" means a written agreement between Borrower and one or more financial institutions providing for (a) "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness, or (b) any currency hedging arrangements.

            "Swing Line" means the revolving lines of credit established by the Swing Line Lenders in favor of Borrower and the Co-Borrowers pursuant to
      Section 2.6.

            "Swing Line Documents" means the promissory note and any other documents executed by Borrower and each Co-Borrower in favor of the Swing Line Lenders in connection with the Swing Line.

            "Swing Line Lenders" means (a) initially, Bank of America and (b) hereafter such willing additional or replacement Swing Line Lenders as may be designated by Borrower in a writing addressed to the Administrative Agent from time to time from amongst the Lenders, provided that not more than three Lenders shall be Swing Line Lenders at any time.

            "Swing Line Loans" and "Swing Line Advances" mean loans made by a Swing Line Lender to Borrower or the Co-Borrowers pursuant to Section 2.6.

            "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of Borrower and the Co-Borrowers on all Swing Line Loans then outstanding.

            "Term Commitment" means subject to any decrease in the amount thereof pursuant to Sections 2.8, 2.9 or 11.26, $1,500,000,000.

            "Term Lender" means each Lender having a Pro Rata Share of the Term Loans and the Term Commitment.

            "Term Loans" means the aggregate of the Advances made at any one time by the Term Lenders under the Term Commitment.

            "Term Note" means each promissory note made by Borrower and each Co-Borrower to a Lender evidencing the Advances made by that Lender under its Pro Rata Share of the Term Commitment, substantially in the form of Exhibit J, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

            "Theme Park Property" means the real property which was the former site of the MGM Grand Theme Park located adjacent to the MGM Grand Hotel and Casino and all improvements, fixtures and personalty located thereon (but not any portion of the casino or hotel improvements associated with the MGM Grand Hotel and Casino).

            "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

            "Total Leverage Ratio" means, as of any date, the ratio of (a) Funded Debt as of that date minus Sale Asset Attributable Debt determined as of that date, to (b) Cash Flow for the twelve month period then ended.

            "type", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is a Base Rate Loan or Advance, or a LIBOR Loan or Advance.

            "Unreimbursed Amount" has the meaning set forth in Section
      2.4(c)(i).

            "Unrelated Person" means any Person other than (i) an employee stock ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries or (ii) an

         Affiliate of any Person or group of related Persons which as of the date of this Agreement is the beneficial owner of 25% or more (in the aggregate) of the outstanding common stock of Borrower.

            "Unrestricted Subsidiary" means each Subsidiary of Borrower which is not a Restricted Subsidiary.

            "Unused Fee" has the meaning set forth in Section 3.4(a).

            "Unused Fee Rate" means the applicable per annum percentage set forth in the definition of "Applicable Rates".

            "1993 Mandalay Subordinated Obligations" means the $150,000,000 Senior Subordinated Notes of Mandalay issued pursuant to the Indenture dated July 21, 1993 between Mandalay (under its former name, Circus Circus Enterprises, Inc.) and First Interstate Bank of Nevada, N.A. (to which Wells Fargo Bank, N.A., is now successor in interest), as Trustee, as amended as of the date hereof.

            1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

            1.3 Accounting Terms - Fiscal Periods. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that GAAP or Borrower's Fiscal Year or Fiscal Quarters change during the term of this Agreement such that the covenants contained in Sections 6.5, 6.6 and 6.7 would then be calculated for different periods, in a different manner or with different components, (a) Borrower, the Co-Borrowers and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Fiscal Year, Fiscal Quarters or in GAAP and (b) Borrower and the Co-Borrowers shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower and the Co-Borrowers would have been in compliance therewith for the pre-existing fiscal periods and under GAAP as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Creditors, on the dates therein specified, with financial data presented for its pre-existing fiscal periods and in a manner which conforms with GAAP as in effect immediately prior to such change.

            1.4 Rounding. Any financial ratios required to be maintained by Borrower and the Co-Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

            1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

            1.6 Miscellaneous Terms. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan
Document:

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "herein," "hereto," "hereof and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (d) The term "including" is by way of example and not limitation.

                  (e)   The term "or" is not exclusive.

                  (f) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (g) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            1.7 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                    ARTICLE 2
                           LOANS AND LETTERS OF CREDIT

            2.1   Committed Loans-General.

                  (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Business Day immediately prior to the Maturity Date, each Revolving Lender shall, pro rata according to that Revolving Lender's Pro Rata Share of the then applicable Revolving Commitment, make Committed Advances to Borrower or to any Co-Borrower under the Revolving Commitment in Dollars in such amounts as Borrower or any Co-Borrower may request that (i) do not result in the sum of the Indebtedness evidenced by the Committed Revolving Notes and the Competitive Revolving Notes plus the Letters of Credit Usage plus the Swing Line Outstandings (after giving effect to any concurrent payment thereof with the proceeds of such Advances) exceeding the then effective Revolving Commitment, and (ii) in the case of Committed Advances made to a Co-Borrower, are directly used to finance the development, construction or operation of hotel/casino properties owned by that Co-Borrower. Subject to the limitations set forth herein, the Committed Advances by each Revolving Lender under its Pro Rata Share of the Revolving Commitment may be prepaid without premium or penalty. The Administrative Agent shall promptly provide Borrower or the relevant Co-Borrower with a written report allocating the Obligations under the Revolving Commitment if requested by Borrower or such Co-Borrower.

                  (b) Subject to the terms and conditions set forth in this Agreement, on the Closing Date, each Term Lender shall make an Advance to Borrower or to any Co-Borrower under the Term Commitment in Dollars in the full amount of that Term Lender's Pro Rata Share of the Term Commitment. Thereafter, through the Business Day immediately prior to the Maturity Date, each Term Lender shall refinance its outstanding Advances, pro rata according to that Term Lender's Pro Rata Share of the then applicable Term Commitment, in such amounts as Borrower or the relevant Co-Borrower may request that do not result in the Indebtedness evidenced by the Term Notes being in excess of the then effective Term Commitment. No Term Loan which is repaid (rather than refinanced with the making of new Term Loans) may be reborrowed. Subject to the limitations set forth herein, the Advances by each Term Lender under its Pro Rata Share of the Term Commitment may be prepaid without premium or penalty.

                  (c) Subject to the next sentence, each Loan consisting of Committed Advances shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan,
      (iii) amount of such Loan, (iv) in the case of a LIBOR Loan, the Interest Period for such Loan, and (v) whether the Loan is requested under the Term Commitment or the Revolving Commitment. Unless the Administrative Agent, in its sole and absolute discretion, has notified Borrower or the relevant Co-Borrower to the contrary, a Loan consisting of Committed Advances may be requested by telephone by a Responsible Official of Borrower or the relevant Co-Borrower, in which case Borrower or the relevant Co-Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request purportedly made by a Responsible Official of Borrower or the relevant Co-Borrower, and Borrower and the Co- Borrowers hereby agree to indemnify each Creditor from any loss, cost, expense or liability as a result of so acting.

                  (d) Promptly following receipt of a Request for Loan in respect of a Revolving Loan, the Administrative Agent shall notify each Revolving Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Revolving Loan, any applicable Interest Period, and that Revolving Lender's Pro Rata Share of the Loan.

                  (e) Not later than 11:00 a.m., Las Vegas time, on the date specified for any Committed Loan (which must be a Business Day), each Lender having a Pro Rata Share of the relevant Commitment shall make its Pro Rata Share of the Committed Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Committed Advances shall be credited on that date in immediately available funds to the Deposit Account for Borrower or that Co-Borrower.

                  (f) Unless the Requisite Lenders otherwise consent, each Committed Loan shall be in an integral multiple of $1,000,000 which is not less than $5,000,000.

                  (g) The Committed Advances made by each Revolving Lender under the Revolving Commitment shall be evidenced by that Lender's Committed Revolving Note, and the Committed Advances made by each Term Lender under the Term Commitment shall be evidenced by that Lender's Term Note.

                  (h) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

                  (i) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(c), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or
      2.3 prior to the end of the Interest Period for any LIBOR Loan, then on the last day of such Interest Period, such LIBOR Loan shall be automatically converted into a Base Rate Loan in the same amount.

                  (j) If a Loan is to be made on the same date that another Loan is due and payable:

                        (i) the Lenders shall make available to the Administrative Agent (or the Administrative Agent shall make available to the Lenders) the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan; and

                        (ii) in the case where the same Party is the primary borrower of both such Loans, Borrower or the relevant Co-Borrower shall make available to the Administrative Agent (or the Administrative Agent shall make available to such Party) the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

            2.2 Base Rate Loans. Each request by Borrower or any Co-Borrower for a Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 10:00 a.m., Las Vegas time, on the date (which must be a

Business Day) of the requested Base Rate Loan. All Committed Loans shall constitute Base Rate Loans unless properly designated as a LIBOR Loan pursuant to Section 2.3.

            2.3   LIBOR Loans.

                  (a) Each request by Borrower or any Co-Borrower for a LIBOR Loan (including any conversion or continuation thereof) shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 10:00 a.m., Las Vegas time, at least three Business Days before the first day of the applicable Interest Period.

                  (b) On the date which is two Business Days before the first day of the applicable Interest Period, the Administrative Agent shall confirm its determination of the applicable LIBOR (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and any relevant Co-Borrowers and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

                  (c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than twenty-five LIBOR Loans shall be outstanding at any one time.

                  (d) No LIBOR Loan may be requested during the continuation of a Default or Event of Default.

                  (e) Nothing contained herein shall require any Lender to fund any LIBOR Advance in the Designated Market.

            2.4   Letters of Credit.

                  (a) Letter of Credit Subfacility. Concurrently with the effectiveness of this Agreement each of the Existing Letters of Credit shall be deemed issued and outstanding hereunder, and each of the Lenders having a share in the Revolving Commitment shall be deemed to have purchased a participation, in accordance with its Pro Rata Share of the Revolving Commitment, in the Existing Letters of Credit. Concurrently with the effectiveness of the Mandalay Acquisition, each of the Mandalay Letters of Credit shall be deemed issued and outstanding hereunder, and each of the Lenders having a share in the Revolving Commitment shall be deemed to have purchased a participation, in accordance with its Pro Rata Share of the Revolving Commitment, in the Mandalay Letters of Credit. Subject to the terms and conditions of this Agreement (including Section 8.3), Borrower or any Co-Borrower may request from time to time during the period from the Closing Date through the day prior to the Letter of Credit Expiration Date that the Issuing Lenders, in reliance upon the agreements of the other Lenders set forth in this Section 2.4, issue Letters of Credit for the account of Borrower or the relevant Co-Borrower, and each Issuing Lender agrees to issue for the account of Borrower or the relevant Co-Borrower one or more Letters of Credit denominated in Dollars and to amend Letters of Credit previously issued by it in accordance with clause
      (b) below, provided that (i) Borrower or the relevant Co-Borrower shall not request that any Issuing Lender issue any Letter of Credit if, after giving effect to such issuance, the aggregate outstanding principal evidenced by the Committed Revolving Notes and the Competitive Revolving Notes plus the Letter of Credit Usage plus the Swing Line Outstandings exceeds the Revolving Commitment, (ii) in no event shall any Issuing Lender issue any Letter of Credit having an expiration date after the Maturity Date, (iii) Borrower or the relevant Co-Borrower shall not request any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $250,000,000 or any limit established by Law after the Closing Date on the relevant Issuing Lender's ability to issue the requested Letter of Credit at any time, and (iv) prior to the issuance of any Letter of Credit the relevant Issuing Lender shall request confirmation by telephone from the Administrative Agent that such Letter of Credit may be issued and shall have received electronic confirmation from the Administrative Agent to that effect. Notwithstanding the foregoing, the Issuing Lenders shall not be obligated to issue any Letter of Credit if, (A) on or prior to the Business Day immediately preceding the issuance thereof any Revolving Lender has notified the Administrative Agent or the Issuing Lenders in writing that the conditions set forth in Section 8.3 have not been satisfied with respect to the issuance of such Letter of Credit, (B) any order, judgment or decree of any Governmental Agency or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lenders from issuing such Letter of Credit, or any Law applicable to the Issuing Lenders or any request or directive (whether or not having the force of law) from any Governmental Agency with jurisdiction over the Issuing Lenders shall prohibit, or request that the Issuing Lenders refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lenders with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lenders are not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon the Issuing Lenders any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the relevant Issuing Lender in good faith deems material to it, (C) the issuance of such Letter of Credit would violate one or more policies of the relevant Issuing Lender, or (D) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all of the Lenders have approved such expiry date.

                  (b)   Procedures for Issuance and Amendment of Letters of
      Credit.

                        (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower or any Co-Borrower delivered to the relevant Issuing Lender (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Official of Borrower or the relevant Co-Borrower. Each Letter of Credit Application submitted by Borrower (or any Co-Borrower) shall be deemed to be a representation and warranty that the conditions specified in Section 8.3 have been satisfied on and as of the date of the issuance of the Letter of Credit requested thereby. Such Letter of Credit Application must be received by the relevant Issuing Lender and the Administrative Agent not later than 1:00 p.m., Las Vegas time, at least three Business Days (or such later date and time as the relevant Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the relevant Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof;
            (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the relevant Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the relevant Issuing Lender (W) the Letter of Credit to be amended; (X) the proposed date of amendment thereof (which shall be a Business Day); (Y) the nature of the proposed amendment; and (Z) such other matters as the relevant Issuing Lender may require. Additionally, Borrower (or the applicable Co-Borrower) shall furnish to the relevant Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the relevant Issuing Lender or the Administrative Agent may reasonably require.

                        (ii) Promptly after receipt of any Letter of Credit Application, the relevant Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from Borrower or the relevant Co-Borrower and, if not, the relevant Issuing Lender will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant Issuing Lender of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the relevant Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of Borrower or the relevant Co-Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the relevant Issuing Lender's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share of the Revolving Commitment times the amount of such Letter of Credit.

                        (iii) Promptly after its delivery of any Letter of
            Credit or any amendment to a Letter of Credit to an advising Lender with respect thereto or to the beneficiary thereof, the relevant Issuing Lender will also deliver to Borrower or the relevant Co-Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                  (c)   Drawings and Reimbursements: Funding of Participations.

                        (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant Issuing Lender shall notify Borrower or the relevant Co-Borrower and the Administrative Agent thereof. Not later than 11:00 a.m., Las Vegas time on the date of any payment by the relevant Issuing Lender under a Letter of Credit (each such date, an "Honor Date"), Borrower or the relevant Co-Borrower shall reimburse the relevant Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing. If Borrower or the relevant Co-Borrower fails to so reimburse that Issuing Lender by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Revolving Lender's Pro Rata Share thereof. In such event, Borrower shall be deemed to have requested a Base Rate Loan under the Revolving Commitment to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1(f) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitment and the conditions set forth in Section
            8.2 (other than the delivery of a Request for Loan). Any notice given by an Issuing Lender or the Administrative Agent pursuant to this Section 2.4(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

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

                        (ii) Each Revolving Lender (including the Lender acting as Issuing Lender) shall upon any notice pursuant to Section 2.4(c)(i) make funds available to the Administrative Agent for the account of that Issuing Lender at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., Las Vegas time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.4(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Committed Advance to Borrower or the relevant Co-Borrower in such amount. The Administrative Agent shall remit the funds so received to that Issuing Lender.

                        (iii) With respect to any Unreimbursed Amount that is
            not fully refinanced by a Base Rate Loan because the conditions set forth in Section 8.2 cannot be satisfied or for any other reason, Borrower or the relevant Co-Borrower shall be deemed to have incurred from the relevant Issuing Lender an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the relevant Issuing Lender pursuant to Section 2.4(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.4.

                        (iv) Until each Revolving Lender funds its Committed Advance or L/C Advance pursuant to this Section 2.4(c) to reimburse the relevant Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender's Pro Rata Share of such amount shall be solely for the account of the relevant Issuing Lender.

                        (v) Each Revolving Lender's obligation to make Committed Advances or L/C Advances to reimburse the relevant Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section 2.4(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the relevant Issuing Lender, Borrower, any Co-Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Committed Advances pursuant to this
            Section 2.4(c) is subject to the conditions set forth in Section 8.2 (other than delivery by Borrower or any Co-Borrower of a Request for Loan). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower or the relevant Co-Borrower to reimburse the relevant Issuing Lender for the amount of any payment made by that Issuing Lender under any Letter of Credit, together with interest as provided herein.

                        (vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of an Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(ii), that Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to that Issuing Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the relevant

            Issuing Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

                  (d)   Repayment of Participations.

                        (i) At any time after any Issuing Lender has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender's L/C Advance in respect of such payment in accordance with Section 2.4(c), if the Administrative Agent receives for the account of that Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower, or the relevant Co-Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                        (ii) If any payment received by the Administrative Agent for the account of the relevant Issuing Lender pursuant to
            Section 2.4(c)(i) is required to be returned under any of the circumstances described in Section 11.30 (including pursuant to any settlement entered into by that Issuing Lender in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the relevant Issuing Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

                  (e) Obligations Absolute. The obligation of Borrower and the Co-Borrowers to reimburse the Issuing Lenders for each drawing under Letters of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                        (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                        (ii) the existence of any claim, counterclaim, set-off, defense or other right that Borrower or the relevant Co-Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lenders or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                        (iii) any draft, demand, certificate or other document
            presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                        (iv) any payment by the relevant Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                        (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or the relevant Co-Borrower.

      Borrower or the relevant Co-Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower's or the relevant Co-Borrower's instructions or other irregularity, Borrower or the relevant Co-Borrower will immediately notify the relevant Issuing Lender. Borrower or the relevant Co-Borrower shall be conclusively deemed to have waived any such claim against the relevant Issuing Lender and its correspondents unless such notice is given as aforesaid.

                  (f) Role of Issuing Lenders. Each Lender, Borrower and each of the Co-Borrowers agree that, in paying any drawing under a Letter of Credit, the Issuing Lenders shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lenders, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lenders shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Requisite Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Borrower and the relevant Co-Borrower hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's or the relevant Co-Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lenders, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lenders, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.4(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower or the relevant Co-Borrower may have a claim against the relevant Issuing Lender, and that Issuing Lender may be liable to Borrower or the relevant Co-Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower or the relevant Co-Borrower which such Borrower or such Co-Borrower proves were caused by that Issuing Lender's willful misconduct or gross negligence or that Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lenders may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lenders

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

      shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the relevant Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, Borrower or the relevant Co-Borrower shall immediately Cash Collateralize the then outstanding amount of the Letter of Credit Usage (in an amount equal to such outstanding amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant Issuing Lender and the Revolving Lenders, as collateral for the then outstanding amount of the Letter of Credit Usage, Cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the relevant Issuing Lender (which documents are hereby consented to by the Revolving Lenders), subject to any limitations in the Intercreditor Agreement. Derivatives of such term have corresponding meanings. Any Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

                  (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by an Issuing Lender and Borrower or the relevant Co-Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit.

                  (i) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

                  (j) Fees for Modifications. The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, except that the issuance fees payable to Bank of America as an Issuing Lender shall be payable as set forth in the letter agreement referred to in Section 3.5.

            2.5   Competitive Advances.

                  (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through and including the Maturity Date, each Revolving Lender may in its sole and absolute discretion make Competitive Advances to Borrower or to any Co-Borrower in Dollars pursuant to Competitive Bids accepted by Borrower or the relevant Co-Borrower in such principal amounts as Borrower or the relevant Co-Borrower may request pursuant to a Competitive Bid Request that do not result in the aggregate outstanding principal Indebtedness evidenced by the Competitive Revolving Notes being in excess of the Maximum Competitive Outstandings Amount, provided that after giving effect to the making of each Competitive Advance, the sum of the Indebtedness evidenced by the Committed Revolving Notes and the Competitive Revolving Notes plus the Letters of Credit Usage plus the Swing Line Outstandings shall not exceed the then effective Revolving Commitment. Each Competitive

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

      Advance made to a Co-Borrower shall be directly used to finance and/or refinance the development, construction or operation of hotel/casino properties owned by that Co-Borrower. No Competitive Advance made by any Revolving Lender shall relieve that Revolving Lender of its Pro Rata Share of the undrawn Revolving Commitment.

                  (b) Borrower or the relevant Co-Borrower shall request Competitive Advances by submitting Competitive Bid Requests to the Administrative Agent, which specify the relevant date, amount and maturity of the proposed Competitive Advance and whether the Competitive Bid requested is an Absolute Rate Bid or a LIBOR Margin Bid, or both. Borrower and each Co-Borrower may submit telephonic requests for Competitive Advances. Any Competitive Bid Request made by telephone shall promptly be confirmed by the delivery to Administrative Agent in person or by telecopier of a written Competitive Bid Request. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic Competitive Bid Request purportedly made by a Responsible Official of Borrower or Co-Borrower, each of which hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting. The Competitive Bid Request must be received by the Administrative Agent not later than 10:00 a.m., Las Vegas time, on a Business Day that is at least one Business Day prior to the date of the proposed Competitive Advance if an Absolute Rate Bid is requested; if a LIBOR Margin Bid is requested, it must be received by the Administrative Agent four Business Days prior to the date of the proposed Competitive Advance.

                  (c) Unless the Administrative Agent otherwise agrees, in its sole and absolute discretion, no Competitive Bid Request may be submitted within the five Business Day period following submission of another Competitive Bid Request.

                  (d) Each Competitive Bid Request must be made for a Competitive Advance of at least $10,000,000 and shall be in an integral multiple of $1,000,000.

                  (e) No Competitive Bid Request shall be made for a Competitive Advance with a maturity of less than 7 days or more than 180 days, with a maturity date subsequent to the Maturity Date, or for a maturity which ends on a day other than a Business Day.

                  (f) The Administrative Agent shall, promptly after receipt of a Competitive Bid Request, notify the Revolving Lenders thereof by telephone and provide the Revolving Lenders a copy thereof by telecopier. Any Revolving Lender may, by written notice to the Administrative Agent (with a copy to Borrower and the Co-Borrowers), advise the Administrative Agent that it elects not to be so notified of Competitive Bid Requests, in which case the Administrative Agent shall not notify such Revolving Lender of the Competitive Bid Request.

                  (g) Each Revolving Lender receiving a Competitive Bid Request may, in its sole and absolute discretion, make or not make a Competitive Bid responsive to the Competitive Bid Request. Each Competitive Bid shall be submitted to the Administrative Agent not later than 7:30 a.m. (or, in the case of the Revolving Lender which is also the Administrative Agent, not later than 7:15 a.m.) Las Vegas time, in the case of a LIBOR Margin Bid, on the date which is three Business Days prior to the requested Competitive Advance and, in the case of an Absolute Rate Bid, on the date of the requested Competitive Advance. Any Competitive Bid received by the Administrative Agent after 7:30 a.m. (or 7:15 a.m. in the case of the Revolving Lender which is also the Administrative Agent) on such date shall be disregarded for purposes of this Agreement. Any Competitive Bid made by telephone shall promptly be confirmed by the delivery to the Administrative Agent in person or by telecopier of a written Competitive Bid. The

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

      Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic Competitive Bid purportedly made by a Responsible Official of a Revolving Lender, each of which hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting with respect to that Revolving Lender.

                  (h) Each Competitive Bid shall specify the fixed interest rate or the margin over LIBOR, as applicable, for the offered Maximum Competitive Advance set forth in the Competitive Bid. The Maximum Competitive Advance offered by a Revolving Lender in a Competitive Bid may be less than the Competitive Advance requested by Borrower or the relevant Co-Borrower in the Competitive Bid Request, but, if so, shall be an integral multiple of $1,000,000. Any Competitive Bid which offers an interest rate other than a fixed interest rate or a margin over LIBOR, is in a form other than set forth in Exhibit D or which otherwise contains any term, condition or provision not contained in the Competitive Bid Request shall be disregarded for purposes of this Agreement. A Competitive Bid once submitted to the Administrative Agent shall be irrevocable until 10:00 a.m., Las Vegas time, in the case of a LIBOR Margin Bid, on the date which is three Business Days prior to the requested Competitive Advance and, in the case of an Absolute Rate Bid, on the date of the proposed Competitive Advance set forth in the related Competitive Bid Request, and shall expire by its terms at such time unless accepted by Borrower or the relevant Co-Borrower prior thereto.

                  (i) Promptly after 7:30 a.m., Las Vegas time, in the case of a LIBOR Margin Bid, on the date which is three Business Days prior to the date of the proposed Competitive Advance and, in the case of an Absolute Rate Bid, on the date of the proposed Competitive Advance, the Administrative Agent shall notify Borrower or the relevant Co-Borrower of the names of the Revolving Lenders providing Competitive Bids to the Administrative Agent at or before 7:30 a.m. on that date (or 7:15 a.m. in the case of the Revolving Lender which is also the Administrative Agent) and the Maximum Competitive Advance and fixed interest rate or margin over LIBOR set forth by each such Revolving Lender in its Competitive Bid. The Administrative Agent shall promptly confirm such notification in writing delivered in person or by telecopier to Borrower or the relevant Co-Borrower.

                  (j) Borrower or the relevant Co-Borrower may, in its sole and absolute discretion, reject any or all of the Competitive Bids. If Borrower or the relevant Co-Borrower accepts any Competitive Bid, the following shall apply: (a) Borrower or the relevant Co-Borrower must accept all Absolute Rate Bids at all lower fixed interest rates before accepting any portion of an Absolute Rate Bid at a higher fixed interest rate, (b) Borrower or the relevant Co-Borrower must accept all LIBOR Margin Bids at all lower margins over LIBOR before accepting any portion of a LIBOR Margin Bid at a higher margin over LIBOR, (c) if two or more Revolving Lenders have submitted a Competitive Bid at the same fixed interest rate or margin, then Borrower or the relevant Co-Borrower must accept either all of such Competitive Bids or accept such Competitive Bids in the same proportion as the Maximum Competitive Advance of each Revolving Lender bears to the aggregate Maximum Competitive Advances of all such Revolving Lenders, and (d) Borrower and the Co-Borrower may not accept Competitive Bids for an aggregate amount in excess of the requested Competitive Advance set forth in the Competitive Bid Request. Borrower or the relevant Co-Borrower must accept (i) each LIBOR Margin Bid prior to 10:00 a.m., Las Vegas time on the date which is three Business Days prior to the requested Competitive Advance and (iii) each Absolute Rate Bid prior to 10:00 a.m., Las Vegas time on the date of the requested Competitive Advance or shall be deemed to have rejected the offered Competitive Advances. Acceptance of a Competitive Bid by Borrower or a Co-Borrower shall be irrevocable upon communication thereof to the Administrative Agent. The Administrative Agent shall promptly notify each of the Revolving Lenders whose Competitive

      Bid has been accepted by Borrower or the relevant Co-Borrower by telephone, which notification shall promptly be confirmed in writing delivered in person or by telecopier to such Revolving Lenders.

                  (k) In the case of LIBOR Margin Bids, the Administrative Agent shall determine LIBOR on the date which is two Business Days prior to the date of the proposed Competitive Advance, and shall promptly thereafter notify Borrower or the relevant Co-Borrower and the Revolving Lenders whose Competitive Bids were accepted by Borrower or the relevant Co-Borrower of such LIBOR.

                  (l) A Revolving Lender whose Competitive Bid has been accepted shall make the Competitive Advance in accordance with the Competitive Bid Request and with its Competitive Bid, subject to the applicable conditions set forth in this Agreement by making funds immediately available to the Administrative Agent at the Administrative Agent's Office in the amount of such Competitive Advance not later than 12:00 noon Las Vegas time, on the date set forth in the Competitive Bid Request. The Administrative Agent shall then promptly credit the Competitive Advance in immediately available funds to the relevant Deposit Account.

                  (m) The Administrative Agent shall notify Borrower and the Revolving Lenders promptly after any Competitive Advance is made of the amounts and maturity of such Competitive Advances and the identity of the Revolving Lenders making such Competitive Advances.

                  (n) The Competitive Advances made by each Revolving Lender shall be evidenced by that Revolving Lender's Competitive Revolving Note.

            2.6   Swing Line.

                  (a) Subject to the terms and conditions set forth herein, from the Closing Date through the day prior to the Maturity Date, the Swing Line Lenders shall make Swing Line Loans to Borrower and each of the Co-Borrowers in such amounts as they may request which do not result in the sum of the Indebtedness evidenced by the Committed Revolving Notes and the Competitive Revolving Notes plus the Letters of Credit Usage plus the Swing Line Outstandings exceeding the then effective Revolving Commitment (as in effect on the date of the making of the related Swing Line Loan), provided that:

                        (i) after giving effect to each Swing Line Loan, the aggregate principal amount of the Swing Line Outstandings shall not exceed $150,000,000;

                        (ii) no Swing Line Lender shall be obligated to permit the aggregate principal amount of the Swing Line Outstanding owed to that Swing Line Lender to exceed any limit set forth in the Swing Line Documents executed in favor of that Swing Line Lender;

                        (iii) without the consent of all of the Lenders, no
            Swing Line Loan may be made during the continuation of an Event of Default;

                        (iv) prior to the making of the initial Swing Line Loan by the relevant Swing Line Lender, the Borrower or the relevant Co-Borrower shall have provided the relevant Swing Line Lender with a note or other Swing Line Documents in form and substance reasonably satisfactory to that Swing Line Lender;

                        (v) the relevant Swing Line Lender has not given at least twenty-four hours prior notice to Borrower that availability under the Swing Line is suspended or terminated. Borrower and the Co-Borrowers may borrow, repay and reborrow under this Section.

      Unless notified to the contrary by the Administrative Agent, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrower or the relevant Co-Borrower made to the Administrative Agent (and to the relevant Swing Line Lender, if the Swing Line Lender is not Bank of America) not later than 1:00 p.m., Las Vegas time, on the Business Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier), provided that if the requested Swing Line Loan is to be credited to an account which is not with the Swing Line Lender, the request must be submitted by 11:30 a.m., Las Vegas time. Promptly after receipt of such a request for borrowing, the Administrative Agent shall provide telephonic verification to the relevant Swing Line Lender that, after giving effect to such request, the sum of the Indebtedness evidenced by the Committed Revolving Notes and the Competitive Revolving Notes plus the Letters of Credit Usage plus the Swing Line Outstandings will not exceed the then effective Revolving Commitment (and such verification shall be promptly confirmed in writing by telecopier or by email). Unless notified to the contrary by the relevant Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrower or the relevant Co-Borrower instructs a Swing Line Lender to debit its demand deposit account at that Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or that Swing Line Lender otherwise receives repayment, after 3:00 p.m., Las Vegas time, on a Business Day, such payment shall be deemed received on the next Business Day. Each Swing Line Lender shall promptly notify the Administrative Agent of the Swing Line Outstandings each time there is a change therein or if it suspends or terminates availability under its Swing Line.

                  (b) Swing Line Loans shall bear interest at a rate per annum agreed to from time to time by Borrower and the relevant Swing Line Lender. Interest shall be payable on such dates, as may be specified by the relevant Swing Line Lender and in any event on the Maturity Date. Each Swing Line Lender shall be responsible for invoicing Borrower or the relevant Co-Borrower for such interest on Swing Line Loans made by it. Interest payable on each Swing Line Loan is solely for the account of the Swing Line Lender making that Swing Line Loan (subject to clause (d) below).

                  (c) A Swing Line Loan shall be payable within five Business Days after demand made by the relevant Swing Line Lender and in any event on the Maturity Date or any earlier date when all other Obligations are due.

                  (d)   Upon the making of a Swing Line Loan in accordance with
      Section 2.6(a), each Revolving Lender shall be deemed to have purchased from the relevant Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share of the Revolving Commitment times the amount of the Swing Line Loan. Upon demand made by the relevant Swing Line Lender through the Administrative Agent, each Revolving Lender shall, according to its Pro Rata Share of the Revolving Commitment, promptly provide to such Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Revolving Lender to so provide its purchase price to a Swing Line Lender shall be absolute and unconditional (subject only to the making of a demand upon that Revolving Lender by such Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default; provided that no Revolving Lender shall be obligated to purchase its Pro Rata

      Share under the Revolving Commitment of (i) Swing Line Loans to the extent that the aggregate Swing Line Outstandings are in excess of $150,000,000 or to the extent that the sum of the Indebtedness evidenced by the Committed Revolving Notes and the Competitive Revolving Notes plus the Letters of Credit Usage plus the Swing Line Outstandings exceeds the Revolving Commitment (as in effect on the date of the making of the related Swing Line Loan) and (ii) any Swing Line Loan made (absent the consent of all of the Revolving Lenders) at any time when the applicable conditions set forth in Section 8.2 have not been satisfied. Each Revolving Lender that has provided to a Swing Line Lender the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of such Swing Line Lender against Borrower and the Co-Borrowers for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower or the Co-Borrowers with respect to such claim and in any interest payment made by Borrower or the Co-Borrowers (but only with respect to periods subsequent to the date such Revolving Lender paid the Swing Line Lender its purchase price) with respect to such claim.

                  (e) Upon any demand for payment of the Swing Line Outstandings by a Swing Line Lender (unless Borrower or the relevant Co-Borrower has made other arrangements acceptable to such Swing Line Lender to reduce the Swing Line Outstandings to $0), Borrower or the relevant Co-Borrower shall request a Committed Loan pursuant to Section
      2.1 (a) sufficient to repay all Swing Line Outstandings to that Swing Line Lender (and, for this purpose, Section 2.1(f) shall not apply). In each case, the Administrative Agent shall automatically provide the respective Committed Advances made by each Revolving Lender to the relevant Swing Line Lender (which such Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that Borrower and the Co-Borrowers fail to request a Committed Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may, but is not required to, without notice to or the consent of Borrower or the Co-Borrowers, cause Committed Advances to be made by the Revolving Lenders under the Revolving Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in
      Article 8 shall not apply to Committed Advances to be made by the Revolving Lenders pursuant to the three preceding sentences but the Revolving Lenders shall not be obligated to make such Committed Advances to the extent that the conditions set forth in Section 2.6(a)(i), (ii) and
      (iii) were not satisfied as to any Swing Line Loan which is part of such Swing Line Outstandings. The proceeds of such Committed Advances shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

            2.7 Co-Borrowers. Detroit is hereby designated as a direct Co-Borrower under this Agreement, with the right to request Loans, Swing Line Loans and Letters of Credit through the Administrative Agent directly from the Lenders, the Swing Line Lenders and the Issuing Lenders, subject to the terms and conditions set forth herein. From time to time following the Closing Date, Borrower may designate one or more Guarantors which are United States domestic Persons to be additional joint and several direct Co-Borrowers hereunder by written request to the Administrative Agent accompanied by (a) an executed Assumption Agreement and appropriate Notes executed by the designated Guarantor,
(b) a certificate of good standing of the designated Guarantor in the jurisdiction of its incorporation or organization, (c) a certified resolution authorizing the execution and delivery of the Assumption Agreement and such Notes, (d) a written consent to the Assumption Agreement executed by each other Guarantor, and (e) appropriate written legal opinions similar to the Opinions with respect to the Co-Borrower and the Assumption Agreement. The Administrative Agent shall promptly notify the Lenders of such request, together with copies of such of the foregoing as any Lender may request and the designated Guarantor shall become a Co-Borrower hereunder. Notwithstanding the other provisions of this Section 2.7, (a) each Loan and Letter of Credit made hereunder to Detroit or any other Co-Borrower shall be used solely and directly to finance and/or refinance the development, construction or operation of hotel/casino properties owned by that Co-Borrower, and (b) the liability of Detroit is limited to that portion of the Obligations which are actually borrowed or received by Detroit.

            2.8 Voluntary Reduction of the Commitments. Borrower and the Co-Borrowers shall have the right, at any time and from time to time, without penalty or charge, upon at least three Business Days' prior written notice by a Responsible Official of Borrower and the Co-Borrowers to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 (but in the case of assignments of Pro Rata Shares of the Revolving Commitment, not less than $5,000,000), or to terminate, all or a portion of the then undisbursed portion of either of the Commitments; provided that (a) the Revolving Commitment may not be so reduced below an amount equal to the sum of (i) the aggregate principal amount outstanding under the Committed Revolving Notes and the Competitive Revolving Notes, plus (ii) the Letters of Credit Usage plus (iii) the Swing Line Outstandings, and (b) concurrently with each reduction of the Term Commitment, the Term Loans shall be prepaid in the same amount. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitments under this Section.

            2.9 Optional Termination of Commitments. Following the occurrence of a Change in Control, the Requisite Lenders may in their sole and absolute discretion elect to terminate the Commitments during the sixty day period immediately subsequent to the later of (a) such occurrence or (b) the earlier of
(i) receipt of written notice to the Administrative Agent of the Change in Control from Borrower and the Co-Borrowers, or (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent has actual knowledge thereof. In the event that the Lenders elect to so terminate the Commitments, the Commitments shall be terminated effective on the date which is sixty days subsequent to written notice from the Administrative Agent to Borrower and the Co-Borrowers thereof.

            2.10 Administrative Agent's Right to Assume Funds Available for Advances. Unless the Administrative Agent shall have been notified by any Lender no later than 10:00 a.m., Las Vegas time, on the Business Day of the proposed funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower or the relevant Co-Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower or a Co-Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower or that Co-Borrower who shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower or the Co-Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitments or to prejudice any rights which the Administrative Agent, Borrower or any Co-Borrower may have against any Lender as a result of any default by such Lender hereunder.

            2.11 Release and Reattachment of Collateral.

                  (a) If, following the date hereof, Borrower and its Restricted Subsidiaries are then entitled to the release of all of the Liens described in the Intercreditor Agreement, pursuant to the Intercreditor Agreement and pursuant to the credit documents governing each of the then existing Qualified Obligations, and provided that no Default or Event of Default has then occurred and remains continuing, Borrower and the Co-Borrowers may in their sole discretion request that the Administrative Agent, as a Creditor Representative under the Intercreditor Agreement, and the Administrative Agent shall, upon such request, direct the Collateral Agent to release each of the Liens securing the Obligations and the other Qualified Obligations. Borrower and the Co-Borrowers shall submit any request under this Section in the form of a Certificate, in form and substance acceptable to the Administrative Agent, signed by a Senior Officer of Borrower and each Co-Borrower certifying that no Default or Event of Default exists, together with a written consent to the release of collateral executed by each Guarantor and such other supporting information as the Administrative Agent may request, including evidence reasonably satisfactory to the Administrative Agent that the Collateral Agent and the holders of the other Qualified Obligations shall previously or concurrently release all Liens held by such creditors. Promptly upon receipt of such a Certificate, the Administrative Agent shall (i) provide a copy thereof to the Lenders and
      (ii) direct the Collateral Agent to return to the Persons legally entitled thereto, all Collateral pledged in support of the Obligations and the other Qualified Obligations, but subject to the requirement that the Liens held by the Collateral Agent and the holders of the other Qualified Obligations are previously or concurrently released, all at the sole expense of Borrower and the Co-Borrowers (a "Collateral Release"). No Collateral Release shall constitute or be construed as a release (or to require the release) of the Guaranty.

                  (b) If, following any Collateral Release, a Collateral Event occurs, then Borrower and the Co-Borrowers shall, and shall cause each of the Restricted Subsidiaries to, promptly and in any event within thirty days following the occurrence of such Collateral Event and in any event not later than the granting of any Liens in such collateral for the benefit of any then outstanding Qualified Obligations, grant perfected Liens in the same collateral to secure the Obligations, including any Related Swap Agreements, in manner contemplated by the Intercreditor Agreement, provided that Borrower and the Restricted Subsidiaries shall not be obligated to provide Liens in any Property to the extent that Gaming Laws prohibit the granting of Liens in such Property to holders of the Obligations and the other Qualified Obligations unless and until all required approvals of Gaming Boards thereto are obtained. In such event, Borrower shall, and shall cause each Restricted Subsidiary to, use its best efforts to obtain all necessary consents from the applicable Gaming Boards to grant a perfected Lien on such Property securing the Obligations and such Senior Indebtedness and, upon receipt of all consents needed to grant such a perfected Lien, shall promptly take all action (or cause the Restricted Subsidiaries to take all action) reasonably necessary in order to grant and perfect such a Lien. The Liens granted pursuant to this clause (b) shall be (i) equal, ratable and pari passu with any Liens securing the other Senior Indebtedness, (ii) granted concurrently with any such Liens, and (iii) granted pursuant to instruments, documents and agreements which are similar to the Collateral Documents or otherwise reasonably acceptable to the Administrative Agent. It is acknowledged that the same may subordinate to certain prior Liens in favor of creditors other than the holders of Senior Indebtedness permitted pursuant to
      Section 6.4. In connection with the granting of any such Liens, Borrower and its Restricted Subsidiaries shall provide to the Administrative Agent
      (y) policies of title insurance on customary terms and conditions, but only to the extent that policies of title insurance on the corresponding Property are provided to the holders of other classes of Senior Indebtedness (and in an insured amount that is proportionately equal to the policies provided to the holders of the other classes of Senior Indebtedness), and (z) legal opinions and other assurances as the Administrative Agent may reasonably request.

            2.12 Senior Indebtedness. The Obligations shall be and hereby are designated as "Senior Indebtedness" and "Senior Obligations" of Borrower and its Restricted Subsidiaries with respect to all Subordinated Obligations, and Borrower shall promptly provide to the trustee or other representative of the holders of each class of Subordinated Obligations any certificate, designation or other writing which is required by the terms of the indenture or other instrument evidencing any Subordinated Obligations to so designate the Obligations.

            2.13 Collateral. As of the Closing Date and each subsequent date, unless a Collateral Release has occurred and no re-attachment has thereafter occurred, the Obligations under the Loan Documents, including each Related Swap Agreement, are secured by the Collateral contemplated by the Intercreditor Agreement and the Collateral Documents.

                                    ARTICLE 3
                               PAYMENTS AND FEES

            3.1   Principal and Interest.

                  (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue principal and interest at the Default Rate to the fullest extent permitted by applicable Laws.

                  (b) Interest accrued on each Base Rate Loan on each Quarterly Payment Date shall be due and payable on that day. Except as otherwise provided in Section 3.9, the unpaid principal amount of any Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the applicable Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate.

                  (c) Interest accrued on each LIBOR Loan which is for a term of three months or less shall be due and payable on the last day of the related Interest Period. Interest accrued on each other LIBOR Loan shall be due and payable on the date which is three months after the date such LIBOR Loan was made (and, every three months thereafter through the last day of the Interest Period) and on the last day of the related Interest Period. Except as otherwise provided in Section 3.9, the unpaid principal amount of any LIBOR Loan shall bear interest at a rate per annum equal to LIBOR for that LIBOR Loan plus the applicable LIBOR Margin.

                  (d) Interest accrued on each Competitive Advance shall be due and payable on the maturity date of the Competitive Advance. Except as otherwise provided in Section 3.9, the unpaid principal amount of each Competitive Advance shall bear interest at the fixed interest rate or the margin over LIBOR specified in the related Competitive Bid.

                  (e) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                        (i) the amount, if any, by which the Obligations outstanding (including, without limitation, obligations evidenced by the Competitive Revolving Notes) under the Revolving Commitment at any time exceed the then applicable Revolving Commitment, shall be payable immediately;

                        (ii) the principal amount of each Competitive Advance shall be payable on the maturity date specified in the related Competitive Bid; and

                        (iii) the principal Indebtedness evidenced by the Notes
            shall in any event be payable on the Maturity Date.

                  (f) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this
      Section 3.1(f), (i) any partial prepayment shall be not less than $5,000,000, or in integral multiples of $1,000,000 which are in excess of $5,000,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m., Las Vegas time, on the

      Business Day prior to the date of prepayment (which must be a Business
      Day) in the case of a Base Rate Loan, and, in the case of a LIBOR Loan, three Business Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal on any LIBOR Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any LIBOR Loan on a day other than the last day of the applicable Interest Period shall be subject to Section 3.8(e). Promptly following receipt of a notice of prepayment under clause (ii) above, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and amount thereof.

                        (g) No Competitive Revolving Note may be prepaid without the prior written consent of the Lender making such Competitive Advance.

            3.2 Arrangement Fees. On the Closing Date, Borrower shall pay to the Lead Arrangers fees in the amounts heretofore agreed upon by letter agreements between Borrower and the Lead Arrangers. These fees are for the services of the Lead Arrangers in arranging the credit facilities under this Agreement and are fully earned when paid and are nonrefundable.

            3.3 Upfront Fees. On the Closing Date, Borrower shall pay to the Administrative Agent, for the account of each Lender, upfront fees in an amount as set forth in a written confirmation delivered to that Lender by the Lead Arrangers; provided that the fees for Bank of America and The Royal Bank of Scotland PLC shall be as set forth in a letter agreement among Borrower, Bank of America and The Royal Bank of Scotland PLC. Such upfront fees are for the credit facilities committed to by each Lender under this Agreement and are fully earned when paid. The upfront fees paid to each Lender are solely for its own account and are nonrefundable

            3.4   Ticking and Unused Fees.

            (a) From the Closing Date, Borrower and the Co-Borrowers shall pay to the Administrative Agent, for the ratable accounts of the Revolving Lenders pro rata according to their Pro Rata Shares of the Revolving Commitment, an unused fee equal to the Unused Fee Rate in effect from time to time times the difference between (i) the principal amount of the Revolving Commitment, and
(ii) the aggregate principal amount of the Obligations outstanding from time to time under the Revolving Commitment (including the Letters of Credit), other than the Swing Line Outstandings and other than the aggregate principal amount outstanding under the Competitive Revolving Notes (the "Unused Fee"). The Unused Fees shall be payable quarterly in arrears on each Quarterly Payment Date, on the Maturity Date upon the date of any partial reduction or termination of the Revolving Commitment pursuant to Sections 2.8, 2.9 or 11.26.

            (b) In the event that the Closing Date does not occur on or prior to April 30, 2005, then during the period between May 1, 2005 and the Closing Date, Borrower and the Co-Borrowers shall pay to the Administrative Agent, for the ratable accounts of all of the Lenders pro rata according to their Pro Rata Shares of the Revolving Commitment and the Term Commitment, a ticking fee equal to five basis points per annum times the amount of the Commitments (the "Ticking Fee"). The Ticking Fees shall be payable in arrears on the earliest to occur of
(i) the Closing Date, or (ii) the date of any partial reduction or termination of the Commitments pursuant to Sections 2.8, 2.9 or 11.26.

            3.5 Letter of Credit Fees. With respect to each Letter of Credit, Borrower and the Co-Borrowers shall pay the following fees:

                  (a) concurrently with the issuance of each Standby Letter of Credit, any letter of credit issuance fee agreed to between Borrower, the relevant Co-Borrower and the relevant Issuing Lender, which fee shall be for the sole account of that Issuing Lender (in the case of Bank of America, as an Issuing Lender, in the amount set forth in a letter agreement between Borrower and Bank of America);

                  (b) concurrently with the issuance of each Standby Letter of Credit, to the Administrative Agent for the ratable account of the Revolving Lenders in accordance with their Pro Rata Shares of the Revolving Commitment, a standby letter of credit fee in an amount equal to the applicable Standby Letter of Credit Fee per annum as of the date of such issuance times the face amount of such Standby Letter of Credit through the termination or expiration of such Standby Letter of Credit, which the Administrative Agent shall promptly pay to the Lenders; and

                  (c) concurrently with each issuance, negotiation, drawing or amendment of each Commercial Letter of Credit, to the relevant Issuing Lender for the sole account of that Issuing Lender, issuance, negotiation, drawing and amendment fees in the amounts set forth from time to time as that Issuing Lender's published scheduled fees for such services.

Each of the fees payable with respect to Letters of Credit under this Section is earned when due and is nonrefundable.

            3.6 Agency Fees. On the Closing Date and annually thereafter, Borrower and the Co-Borrowers shall pay to the Administrative Agent an agency fee in such amounts as heretofore agreed upon by letter agreement between Borrower and Bank of America and Banc of America Securities LLC. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

            3.7 Increased Commitment Costs. If any Lender shall determine in good faith that the introduction after the date hereof of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its LIBOR Lending Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten Business Days after demand of such Lender, Borrower and the Co-Borrowers shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that Borrower and the Co-Borrowers shall not be obligated to pay any such amount which arose prior to the date which is ninety days preceding the date of such demand or is attributable to periods prior to the date which is ninety days preceding the date of such demand. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower and the Co-Borrowers, a calculation of the amount due, and a certification that the corresponding costs or diminished rate of return on capital have been incurred or sustained by the Lender. If Borrower and the Co-Borrowers become obligated to pay a material amount under this Section to any Lender, that Lender will be subject to removal in accordance with Section 11.26; provided that Borrower and the Co-Borrowers shall have paid such amount to that Lender and that Borrower and the Co-Borrowers, within the thirty day period following the date of such payment, shall have notified that Lender in writing of their intent to so remove the Lender.

            3.8   LIBOR Costs and Related Matters.

                  (a) In the event that any Governmental Agency imposes on any Lender any reserve or comparable requirement (including any emergency, supplemental or other reserve) with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "eurocurrency liabilities") of that Lender, Borrower or the relevant Co- Borrower shall pay that Lender within five Business Days after demand all amounts necessary to compensate such Lender (determined as though such Lender's LIBOR Lending Office had funded 100% of its LIBOR Advance in the Designated Market) in respect of the imposition of such reserve requirements. The Lender's determination of such amount shall be conclusive in the absence of manifest error.

                  (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

                        (i) shall subject any Lender or its LIBOR Lending Office to any tax, duty or other charge or cost with respect to any LIBOR Advance, any of its Notes evidencing LIBOR Advances or its obligation to make LIBOR Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any LIBOR Advance or any other amounts due under this Agreement in respect of any LIBOR Advance, any of its Notes evidencing LIBOR Advances or its obligation to make LIBOR Advances, excluding (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts, (ii) franchise taxes imposed by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," and
            (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower or the relevant Co-Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then available under applicable Laws;

                        (ii) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its LIBOR Lending Office); or

                        (iii) shall impose on any Lender or its LIBOR Lending
            Office or the Designated Market any other condition affecting any LIBOR Advance, any of its Notes evidencing LIBOR Advances, its obligation to make LIBOR Advances or this Agreement, or shall otherwise affect any of the same;

      and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its LIBOR Lending Office of making or maintaining any LIBOR Advance or in respect of any LIBOR Advance, any of its Notes evidencing LIBOR Advances or its obligation to make LIBOR Advances or reduces the amount of any sum received or receivable by such Lender or its LIBOR Lending Office with respect to any LIBOR Advance, any of its Notes evidencing LIBOR Advances or its obligation to make LIBOR Advances (assuming such Lender's LIBOR Lending Office had funded 100% of its LIBOR Advance in the Designated Market), then, within five Business Days after demand by such Lender (with a copy to the Administrative Agent), Borrower and the Co-Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's LIBOR Lending Office had funded 100% of its LIBOR Advance in the Designated Market). A statement of any Lender claiming compensation under this clause
      (b) and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                  (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its LIBOR Lending Office to make, maintain or fund its portion of any LIBOR Advance or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Market, or to determine or charge interest rates based upon LIBOR, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make LIBOR Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders, Borrower and the Co-Borrowers. Upon receipt of such notice, the outstanding principal amount of such Lender's LIBOR Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances on either (1) the last day of the Interest Period(s) applicable to such LIBOR Advances if such Lender may lawfully continue to maintain and fund such LIBOR Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under clause (e) of this Section. Each Lender agrees to endeavor promptly to notify Borrower and the Co-Borrowers of any event occurring after the date hereof of which it has actual knowledge, which will cause that Lender to notify the Administrative Agent under this Section, and agrees to designate a different LIBOR Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any LIBOR Loan or Advance, such Lender shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance. Any Lender whose obligation to make LIBOR Advances has been suspended under this Section shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

                  (d)   If, with respect to any proposed LIBOR Loan:

                        (i) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Market for the applicable Interest Period; or

                        (ii) the Requisite Lenders advise the Administrative Agent that LIBOR as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Market in the relevant amount for the applicable Interest Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable LIBOR Advances;

      then the Administrative Agent forthwith shall give notice thereof to Borrower or the relevant Co-Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower or the relevant Co-Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future LIBOR Advances shall be suspended unless (but only if clause (2) above is the basis for such suspension) Borrower and each Co-Borrower notify the Administrative Agent in writing that they elect to pay the Enhanced LIB OR Margin with respect to all LIB OR Loans made during such period.

                  (e) Upon payment or prepayment of any LIBOR Advance (other than as the result of a conversion required under clause (c) of this Section) on a day other than the last day in the applicable Interest Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower or any Co-Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a LIBOR Advance in any Request for Loan or Competitive Bid Request, or upon the failure of Borrower or any Co-Borrower to prepay a LIBOR Loan or Advance on the date specified in a notice of prepayment delivered to the Administrative Agent pursuant to
      Section 3.1(f), Borrower and the Co-Borrowers shall pay to the appropriate Lender within 10 Business Days after demand a prepayment fee, failure to borrow fee or failure to prepay fee, as the case may be (determined as though 100% of that Lender's LIBOR Advance had been funded in the Designated Market), equal to the sum of:

                        (i) the principal amount of the LIBOR Advance prepaid or not borrowed or prepaid, as the case may be, times (the number of days from and including the date of prepayment or failure to borrow or prepay, as applicable, to but excluding the last day in the applicable Interest Period divided by 360) times the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); plus

                        (ii) all out-of-pocket expenses incurred by the Lender reasonably attributable to such payment, prepayment or failure to borrow.

      Each Lender's determination of the amount of any prepayment fee, failure to borrow fee or failure to prepay fee payable under this Section shall be conclusive in the absence of manifest error.

                  (f) Each Lender agrees to endeavor promptly to notify Borrower and the Co- Borrowers of any event of which it has actual knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to clause (a) or clause (b) of this Section, and agrees to designate a different LIBOR Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower and the Co-Borrowers, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Lender.

                  (g) If any Lender claims compensation or is excused from making or continuing LIBOR Loans or Advances under this Section:

                        (i) Borrower and the Co-Borrowers may at any time, upon at least four Business Days' prior notice to the Administrative Agent and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee (subject to clause (c) of this Section) required by clause (e) of this Section, pay in full the affected LIBOR Advances of such Lender or request that such LIB OR Advances be converted to Base Rate Advances; and

                        (ii) In the case where Borrower and the Co-Borrowers become obligated to pay a material amount under this Section to any Lender, that Lender will be subject to removal in accordance with
            Section 11.26; provided that Borrower and the Co-Borrowers shall have paid such amount to that Lender and that Borrower and the Co-Borrowers, within the thirty day period following the date of such payment, shall have notified that Lender in writing of their intent to so remove the Lender.

            3.9 Late Payments. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the rate otherwise payable with respect thereto plus 2% per annum (or, in the case of any Obligations which do not bear stated interest, at the rate then otherwise applicable to Base Rate Loans plus 2% per annum), to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

            3.10 Computation of Interest and Fees. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on LIBOR Loans, Competitive Advances and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower and the Co-Borrowers acknowledge that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

            3.11 Non-Business Days. If any payment to be made by Borrower, any of the Co-Borrowers or any other Party under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

            3.12  Manner and Treatment of Payments.

                  (a) Each payment hereunder (except payments pursuant to Sections 3.7, 3.8, 11.3, 11.11 and 11.22) or on the Notes or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 12:00 noon, Las Vegas time (other than payments with respect to Swing Line Loans, which must be paid directly to the relevant Swing Line Lender and received by 3:00 p.m., Las Vegas time), on the day of payment (which must be a Business Day). All payments received after such time, on any Business Day, shall be deemed received on the next succeeding Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 12:00 noon, Las Vegas time, on a Business Day and not so made available to the account of a Lender on that

      Business Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

                  (b) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

                  (c) Each Lender shall use its best efforts to keep a record (which may be in tangible or electronic or other intangible form) of Advances made by it and payments received by it with respect to each of its Notes and such record shall, as against Borrower and the Co-Borrowers, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Lender to keep such a record shall not affect Borrower's and the Co-Borrowers' joint and several obligations to pay the Obligations.

                  (d) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole or in part by overall net income, gross income or gross receipts,
      (ii) franchise taxes imposed on any Lender by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (iv) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then available under applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower or any other Party is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, they shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower or the relevant Party. If Borrower or any such Party becomes obligated to pay a material amount under this Section to any Lender, that Lender will be subject to removal in accordance with Section 11.26; provided that Borrower or the relevant Party shall have paid such amount to that Lender and that Borrower and the Co-Borrowers, within the thirty day period following the date of such payment, shall have notified that Lender in writing of their intent to so remove the Lender.

                  (e) All payments to be made by Borrower or any Co-Borrower shall be made without conditions or deduction for any counterclaim, defense, recoupment or setoff.

            3.13 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner, provided that each Lender which is not a bank under the laws of the United States or any state thereof severally represents and warrants that it has obtained the funds for its Advances in compliance with applicable Laws and that the making of its Advances will not constitute "prohibited transactions" as such term is defined in ERISA.

            3.14 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Lender not to require payment of any interest (including interest at the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including interest at the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

            3.15 Administrative Agent's Right to Assume Payments Will be Made. Unless Borrower, any Co-Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that Borrower, such Co- Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that Borrower, such Co-Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (a) if Borrower or any Co-Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                  (b) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to Borrower or any Co-Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Advance included in the applicable Loan. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon Borrower or the Co- Borrowers, if applicable, and Borrower or the Co-Borrowers, if applicable, shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Advance. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Pro Rata Share of the Commitments or to prejudice any rights which the Administrative Agent, Borrower or any Co- Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender, any Co-Borrower or Borrower with respect to any amount owing under this Section 3.15 shall be conclusive, absent manifest error.

            3.16 Fee Determination Detail. The Administrative Agent and any Lender shall provide reasonable detail to Borrower and the Co-Borrowers regarding the manner in which the amount of any payment to the Creditors, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

            3.17 Survivability. All of Borrower's and the Co-Borrowers' obligations under Sections 3.7 and 3.8 shall survive for ninety days following the date on which the Commitments are terminated, all Obligations hereunder are fully paid and all Letters of Credit have expired.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

            Borrower and each Co-Borrower represents and warrants to the Lenders on the date hereof and as of the Closing Date that, except as set forth in the Disclosure Schedule:

            4.1 Existence and Qualification; Power; Compliance With Laws. Borrower is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. Detroit is a limited liability company duly formed, validly existing and in good standing under the Laws of Delaware. Borrower and each Co-Borrower are each duly qualified or registered to transact business and are in good standing in each other jurisdiction in which the conduct of their business or the ownership or leasing of their Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower and each Co-Borrower have all requisite corporate or other organizational power and authority to conduct their business, to own and lease their Properties and to execute and deliver each Loan Document to which each is a Party and to perform the Obligations, except where the failure to have such power and authority would not constitute a Material Adverse Effect. All outstanding shares of the capital stock of Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. All the equity interests in each Co-Borrower are duly authorized, validly issued, fully paid and non assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower and each Co-Borrower are in compliance with all Requirements of Law applicable to its business as at present conducted, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business as at present conducted, except where the failure so to comply, file, register, qualify or obtain exemptions would not constitute a Material Adverse Effect.

            4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by Borrower, each Co-Borrower and each Guarantor of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate or other organizational action, and do not and will not:

                  (a) Require any consent or approval not heretofore obtained of any member, partner, director, stockholder, security holder or creditor of such party;

                  (b) Violate or conflict with any provision of such party's charter, articles of incorporation, operating agreement or bylaws, as applicable;

                  (c) Result in or require the creation or imposition of any Lien upon or with respect to any Property of Borrower and its Restricted Subsidiaries, other than Liens permitted by Section 6.4; or

                  (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in the Disclosure Schedule;

      and neither Borrower, the Co-Borrowers nor any Guarantor is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement, in any respect that constitutes a Material Adverse Effect

      The execution, delivery and performance by Borrower of the Mandalay Acquisition Agreement and the consummation of the Mandalay Acquisition has been duly authorized by all necessary corporate or other organizational action of Borrower, and at the Closing Date, will not:

                  (w) Require any material consent or approval not theretofore obtained of any member, partner, director, stockholder, security holder or creditor of Borrower and its Restricted Subsidiaries;

                  (x) Violate or conflict with any provision of Borrower's charter, articles of incorporation or bylaws;

                  (y) Result in or require the imposition of any Lien upon or with respect to any Property of Borrower and its Restricted Subsidiaries, other than Permitted Encumbrances and Liens permitted by Section 6.4; or

                  (z) Violate any Requirement of Law applicable to Borrower or its Restricted Subsidiaries, subject to obtaining the authorizations from, or filings with, the Governmental Agencies then described in the Disclosure Schedule.

            4.3 No Governmental Approvals Required. Except as obtained or made on or prior to the Closing Date, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws (a) the execution, delivery and performance by Borrower and its Restricted Subsidiaries of the Loan Documents to which it is a Party, and (b) the execution, delivery and performance of the Mandalay Acquisition Agreement and the consummation of the Mandalay Acquisition. As of the Closing Date, all authorizations from, or filings with, any Governmental Agency described on the Disclosure Schedule have been accomplished.

            4.4   Subsidiaries.

                  (a) As of the date hereof, the Disclosure Schedule correctly sets forth the names, form of legal entity, ownership and jurisdictions of organization of all Subsidiaries of Borrower. Except as described in the Disclosure Schedule, Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person as of the date hereof. Unless otherwise indicated in the Disclosure Schedule, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens, except for Permitted Encumbrances and Liens permitted by Section 6.4.

                  (b) Each Restricted Subsidiary of Borrower is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified or registered to transact business and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, and has all requisite corporate or other organizational power and authority to conduct its business and to own and lease its Properties, except where the failure to qualify or register, to be in good standing or to have such power and authority would not constitute a Material Adverse Effect.

                  (c) Each Restricted Subsidiary of Borrower is in compliance with all Requirements of Law applicable to its business as at present conducted, has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business as at present conducted, except where the failure to so comply, file, register, qualify or obtain exemptions would not constitute a Material Adverse Effect.

            4.5 Financial Statements. Borrower has furnished to the Administrative Agent for distribution to the Lenders (a) the audited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2003, and (b) unaudited financial statements of Borrower and its Subsidiaries as of the Fiscal Quarter ended September 30, 2004. The financial statements described above fairly present in all material respects the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries as of such dates and for such periods in conformity with GAAP, consistently applied (except, in the case of the financial statements described in (b), for the absence of certain footnotes and other informational disclosures customarily omitted from interim financial statements).

            4.6 No Other Liabilities; No Material Adverse Changes. Borrower and its Subsidiaries do not have any material liability or material contingent liability required under GAAP to be reflected or disclosed and not reflected or disclosed in the financial statements described in Section 4.5(a), other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the date hereof (and, at the Closing Date, as of the Closing Date), no circumstance or event has occurred that constitutes a Material Adverse Effect since December 31, 2003. At the Closing Date, as of the Closing Date, since January 31, 2004 there has not been any "Company Material Adverse Effect" (as such term is defined in the Mandalay Purchase Agreement).

            4.7 Title to Property. As of December 31, 2003, Borrower and its Subsidiaries had valid title to the Property reflected in the financial statements described in Section 4.5(a), other than immaterial items of Property, free and clear of all Liens, other than Permitted Encumbrances, and Liens described in the Disclosure Schedule or permitted by Section 6.4. As of the date hereof (and, at the Closing Date as of the Closing Date), Borrower and its Subsidiaries have valid title to all material Property reflected in the financial statements of Borrower then most recently filed with the Securities and Exchange Commission, other than Property subsequently sold or disposed of by Borrower and its Subsidiaries in the ordinary course of business, free and clear of all Liens, other than Permitted Encumbrances, and Liens described in the Disclosure Schedule or permitted by Section 6.4.

            4.8 Public Utility Holding Company Act. Neither Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            4.9 Litigation. There are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower and the Co-Borrowers, threatened against or affecting Borrower or any of its Restricted Subsidiaries or any Property of any of them before any Governmental Agency which
(a) if
determined adversely, could reasonably be expected to have a Material Adverse Effect, or (b) in any manner draw into question the validity or enforceability of the Loan Documents, the Intercreditor Agreement or the Collateral Documents in a manner which is materially adverse to the interests of the Lenders.

            4.10 Binding Obligations. Each of the Loan Documents to which Borrower or any of its Restricted Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

            4.11 No Default. No event has occurred and is continuing that is a Default or Event of Default.

            4.12  ERISA

                  (a)   With respect to each Pension Plan:

                        (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                        (ii)  such Pension Plan has not incurred any
            "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                        (iii) no "reportable event" (as defined in Section 4043
            of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                        (iv) neither Borrower nor any of its Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

            4.13 Regulations T, U and X; Investment Company Act. Borrower is not engaged and will not engage in, principally or as one of its important activities, in the business of purchasing or carrying any Margin Stock in violation of Regulations T, U and X. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

            4.14 Disclosure. No written statement made by a Senior Officer of Borrower, any Co-Borrower or any Guarantor to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made; provided that, with respect to the Projections, Borrower only makes the representations set forth in Section 4.16.

            4.15 Tax Liability. Borrower and its Subsidiaries have filed all material tax returns which are required to be filed, and have paid, or made provision for the payment of, all material taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or its Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, and so long as no material Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

            4.16 Projections. As of the date of the preparation of the Projections, to the best knowledge of Borrower and the Co-Borrowers, the assumptions set forth in the Projections were reasonable and consistent with each other and with all facts known to Borrower and its Subsidiaries as of that date, and the Projections were reasonably based on such assumptions. As of the date hereof, no fact or circumstance has come to the attention of the Borrower since the preparation of the Projections which is in material conflict with the assumptions set forth in the Projections. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved. The Creditors acknowledge that the Projections are forward-looking statements and that actual financial results for Borrower and its Subsidiaries could differ materially from those set forth in the Projections.

            4.17 Hazardous Materials. To the best knowledge of Borrower and the Co-Borrowers, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect.

            4.18 Mandalay Acquisition Effective. Substantially concurrently with the making of the initial Advances on the Closing Date, Mandalay will be acquired by Borrower in accordance with the Mandalay Acquisition Agreement and in material compliance with all applicable Laws.

            4.19 Solvency. Giving effect to the consummation of the Mandalay Acquisition Agreement, the incurrence of the Obligations and the Guaranty, and the refinancing of the Existing Loan Agreement and the Mandalay Loan Agreement, on the Closing Date, Borrower and its Restricted Subsidiaries (including the Mandalay Companies), considered as a single integrated financial enterprise, are Solvent.

            4.20 Disclosure Schedule. Borrower shall be permitted to provide, not later than five Business Days prior to the Closing Date, the Disclosure Schedule to provide for disclosures respecting events transpiring between the date hereof and the Closing Date, including, among other things, providing any disclosures which would then be relevant in light of the Mandalay Acquisition and the Mandalay Companies becoming Guarantors and Restricted Subsidiaries hereunder, provided that such additional disclosures, individually or in the aggregate, do not have a Material Adverse Effect. Any such updated Disclosure Schedule shall be delivered to the Administrative Agent pursuant to a certificate signed by a Senior Officer of Borrower. Provided that the contents of such updated Disclosure Schedule are reasonably acceptable to the Administrative Agent and not objected to by the Requisite Lenders within such five Business Day period, the updated Disclosure Schedule shall be deemed appended hereto and all matters set forth therein shall be deemed excluded from the related representations, warranties and covenants.

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS
                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)

            So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of either Commitment remains in force, Borrower shall, and shall cause each of its Restricted Subsidiaries to, and each Co-Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

            5.1 Preservation of Existence. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business except (a) where the failure to so preserve and maintain the existence of any Restricted Subsidiary of Borrower and such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations would not constitute a Material Adverse Effect and (b) that a merger permitted by Section 6.1 or a Disposition shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

            5.2 Maintenance of Properties. Maintain, preserve and protect all of their respective material Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of Property that is not of significant value, either intrinsically or to the operations of Borrower and its Restricted Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

            5.3 Maintenance of Insurance. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Restricted Subsidiaries operate and in any event such insurance as may be required by the Collateral Documents.

            5.4 Compliance With Laws. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency with enforcement authority, with all Requirements of Law (including Hazardous Materials Laws, ERISA, federal tax laws and Gaming Laws) noncompliance with which constitutes a Material Adverse Effect, except that Borrower and its Restricted Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

            5.5 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, managers, key employees or accountants and, upon request, furnish promptly to the

Administrative Agent or any Lender true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower.

            5.6 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or any of its Subsidiaries.

            5.7 Use of Proceeds. Use the proceeds of Loans (a) on the Closing Date, in conjunction with other capital markets sources, to finance the acquisition by Borrower of the capital stock of Mandalay, including the payment of associated transactional fees and expenses, prepayment premiums and tender expenses and to refinance Loans under the Existing Loan Agreement, (b) immediately following the consummation of the Mandalay Acquisition, to repay the loans outstanding under the Mandalay Loan Agreement, (c) to finance expenses associated with the transactions contemplated herein, (d) to finance design, development and construction expenses associated with Acquisitions and Investments not prohibited under Article 6 hereof, and (e) for other general corporate purposes including the Acquisitions and Investments described herein.

            5.8 New Restricted Subsidiaries. Cause any Person which hereafter becomes a Restricted Subsidiary of Borrower to promptly execute and deliver to the Administrative Agent a Guaranty (and, if no Collateral Release has then occurred, or to the extent required by Section 2.11, Collateral Documents in favor of the Collateral Agent pursuant to the Intercreditor Agreement encumbering all of its material Property).

                                    ARTICLE 6
                               NEGATIVE COVENANTS

            So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of either Commitment remains in force, Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, and each Co-Borrower shall not unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 11.2, of all of the Lenders) otherwise consents:

            6.1   Mergers. Merge or consolidate with or into any Person, except:

            (a) mergers and consolidations of a Restricted Subsidiary of Borrower into Borrower or another Restricted Subsidiary of Borrower, (b) mergers and consolidations with a Person to effect a mere change in the State or form of organization of Borrower, (c) mergers with any Person which if acquired by Borrower or its other Restricted Subsidiaries pursuant to Investments not prohibited hereby, would be Restricted Subsidiaries, provided that the financial condition of Borrower and its Subsidiaries are not adversely affected thereby and Borrower and its Subsidiaries execute such amendments to the Loan Documents as may be requested by the Administrative Agent to reflect such change, and (d) other mergers provided that the terms of Section 6.2 are not violated thereby, provided that giving pro forma effect to such mergers as of the last day of the then most recently ended Fiscal Quarter, Borrower is in compliance with Sections 6.5, 6.6 and 6.7.

            6.2 Hostile Acquisitions. Use the proceeds of any Loan in connection with the acquisition of part or all of a voting interest of five percent or more in any corporation or other business entity if such acquisition is opposed by the board of directors or other equivalent governing body of such corporation or business entity.

            6.3 Change in Nature of Business. Make any material change in the nature of the business of Borrower and its Subsidiaries, taken as a whole.


            6.4 Liens and Negative Pledges. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of its Properties, or engage in any sale and leaseback transaction with respect to any of its Properties, whether now owned or hereafter acquired, except:

                  (a)   Permitted Encumbrances;

                  (b)   Liens and Negative Pledges under the Loan Documents;

                  (c) Liens and Negative Pledges existing on the date hereof and disclosed in the Disclosure Schedule and any renewals/extensions or amendments thereof, provided that the obligations secured or benefited thereby are not increased;

                  (d) Liens on Property acquired by Borrower or any of its Restricted Subsidiaries after the date hereof that are in existence at the time of such acquisition and are not created in contemplation of such acquisition;

                  (e) purchase money Liens securing Indebtedness and Capital Lease Obligations in an aggregate principal amount not to exceed $250,000,000 (including any refinancings thereof);

                  (f) any Lien or Negative Pledge created by an agreement or instrument entered into by Borrower or a Restricted Subsidiary of Borrower in the ordinary course of its business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument;

                  (g) Liens granted pursuant to the Intercreditor Agreement securing (i) the Qualified Obligations existing as of the date hereof (including Qualified Obligations which are the primary obligations of Mandalay), (ii) at the election of Borrower, the 1993 Mandalay Subordinated Obligations, and (iii) other classes of Senior Indebtedness of Borrower and its Restricted Subsidiaries which are designated as Qualified Obligations pursuant to the Intercreditor Agreement when no Default or Event of Default has occurred and remains continuing;

                  (h) Liens granted on the stock, partnership or other equity interests in a Person which is not a Restricted Subsidiary owned by Borrower or any if its Restricted Subsidiaries, which are granted solely to secure Indebtedness of that Person; and

                  (i) At any time following a Collateral Release, Liens not otherwise permitted by the foregoing clauses of this Section encumbering assets of Borrower and its Restricted Subsidiaries having an aggregate fair market value, as of the date of the incurrence of such Liens, which is not in excess of 10% of Consolidated Net Tangible Assets determined as of the then most recently ended Fiscal Quarter;

provided that this Section shall not be effective to prohibit the Liens or Negative Pledges with respect to securities issued by any gaming licensee to the extent that appropriate approvals of this covenant have not been obtained under applicable Gaming Laws.

            6.5 Total Leverage Ratio. Permit the Total Leverage Ratio, as of the last day of any Fiscal Quarter described below, to be greater than the ratio set forth below opposite that Fiscal Quarter:

                                                        Maximum Total
                                                        Leverage Ratio
                                                        --------------
First Post Closing Fiscal Quarter                          7.50:1.00
Second Post Closing Fiscal Quarter                         7.50:1.00
Third Post Closing Fiscal Quarter                          7.25:1.00
Fourth Post Closing Fiscal Quarter                         7.00:1.00

Fifth Post Closing Fiscal Quarter                          6.75:1.00
Sixth Post Closing Fiscal Quarter                          6.75:1.00
Seventh Post Closing Fiscal Quarter                        6.50:1.00
Eighth Post Closing Fiscal Quarter                         6.50:1.00

Ninth Post Closing Fiscal Quarter                          6.25:1.00
Tenth Post Closing Fiscal Quarter                          6.25:1.00
Eleventh Post Closing Fiscal Quarter                       6.00:1.00
Twelfth Post Closing Fiscal Quarter                        5.75:1.00

Thirteenth Post Closing Fiscal Quarter                     5.75:1.00
Fourteenth Post Closing Fiscal Quarter                     5.50:1.00
Fifteenth Post Closing Fiscal Quarter                      5.50:1.00
Sixteenth Post Closing Fiscal Quarter                      5.25:1.00

Seventeenth Post Closing Fiscal Quarter                    5.25:1.00
Eighteenth Post Closing Fiscal Quarter                     5.00:1.00
Nineteenth Post Closing Fiscal Quarter                     5.00:1.00
Twentieth Post Closing Fiscal Quarter                      4.75:1.00
and thereafter

            6.6 Senior Leverage Ratio. Until such time as the maximum Total Leverage Ratio permitted pursuant to Section 6.5 is 5.75:1.00 or less, permit the Senior Leverage Ratio, as of the last day of any Fiscal Quarter, to be greater than 5.75:1.00, provided that in respect of each Fiscal Quarter for which the maximum Total Leverage Ratio permitted by Section 6.5 is 5.75:1.00 or less, this Section 6.6 shall be of no further force or effect.

            6.7 Interest Charge Coverage Ratio. Permit the Interest Charge Coverage Ratio as of the last day of any of the first four full Fiscal Quarters following the Closing Date, to be less than 2.00:1.00 and, for the following Fiscal Quarters (after the first four full Fiscal Quarters following the Closing
Date) to be less than 2.25:1:00.

            6.8 Investments in Insurance Subsidiary. Make Investments in the Insurance Subsidiary in an amount exceeding $150,000,000 in the aggregate.

            6.9 Collateral. Fail to cause each of the Mandalay Companies to become parties to the Intercreditor Agreement and to execute Collateral Documents on substantially all of their respective Property (which Collateral Documents shall be similar to those executed by Borrower and its other Restricted Subsidiaries or otherwise reasonably acceptable to the Administrative Agent), within 90 days following the Closing Date (or such longer period as may be reasonably acceptable to the Administrative

Agent), provided that (a) the Mandalay Companies shall not be obligated to provide Liens in any Property to the extent that Gaming Laws prohibit the granting of Liens in such Property to holders of the Obligations and the other Qualified Obligations unless and until all required approvals of Gaming Boards thereto are obtained, and (b) if a Collateral Release occurs, this Section 6.9 shall be of no further force or effect.

                                    ARTICLE 7
                     INFORMATION AND REPORTING REQUIREMENTS

            7.1 Financial and Business Information. So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of either Commitment remains in force, Borrower and each Co-Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at Borrower's and the Co-Borrowers' sole expense, deliver to the Administrative Agent for distribution by it to the Lenders:

                  (a) As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail;

                  (b) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter, a Pricing Certificate setting forth a preliminary calculation of the Total Leverage Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of Borrower for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Total Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;

                  (c) As soon as practicable, and in any event within 105 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, shareholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of one of the four largest public accounting firms in the United States of America or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Lenders. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.5,
      6.6 and 6.7, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

                  (d) As soon as practicable, and in any event within 90 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal

      Year and by Fiscal Year for the next two succeeding Fiscal Years, including for the first such Fiscal Year, projected consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flows, of Borrower and its Subsidiaries, all in reasonable detail;

                  (e) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section;

                  (f) Promptly after request by the Administrative Agent or any Lender, copies of the Nevada "Regulation 6.090 Report" and "6A Report";

                  (g) Promptly after request by the Administrative Agent or any Lender, copies of any other report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Agency (other than any report regarding Tracinda Corporation or individuals associated with Tracinda Corporation, Borrower and its Subsidiaries and their confidential business or financial information);

                  (h) As soon as practicable, and in any event within five Business Days after a Senior Officer of Borrower becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than three Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower or its Subsidiaries are taking or propose to take with respect thereto;

                  (i) Promptly upon a Senior Officer of Borrower or any Co-Borrower becoming aware of any litigation, governmental investigation or proceeding (including any litigation, governmental investigation or proceeding by or subject to decision by any Gaming Board) that is pending
      (i) against Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (ii) in respect of any material Indebtedness of Borrower or any of its Subsidiaries, or (iii) with respect to the Loan Documents, the Intercreditor Agreement, or the Collateral Documents, notice of the same;

                  (j) Promptly following any Senior Officer of Borrower or any Co-Borrower becoming aware of any change in the Debt Rating assigned hereto written notice of such change if the same will result in a revision to the Pricing Level by providing a revised Pricing Certificate setting forth the revised Debt Rating; and

                  (k) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Lender (through the Administrative Agent) or the Requisite Lenders.

Each of Borrower and each Co-Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, "Borrower Materials") by posting Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities) (each, a "Public Lender"). Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Lead Arrangers shall treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

            7.2 Compliance Certificates. So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid or unperformed, or any portion of either Commitment remains outstanding, Borrower and the Co-Borrowers shall, at their sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1 (a) and 7.1(c), Compliance Certificates signed by a Senior Officer of Borrower and each Co-Borrower.

                                    ARTICLE 8
                                   CONDITIONS

            8.1 Initial Advances on the Closing Date. Concurrently herewith, Borrower shall deliver to the Administrative Agent this Agreement with each of the Schedules referred to in the table of contents hereto (other than the Disclosure Schedule). The obligation of each Lender to make the initial Advance to be made by it on the Closing Date, is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

                  (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following unless the Administrative Agent otherwise agrees or directs):

                        (i)     An updated Disclosure Schedule pursuant to
            Section 4.20;

                        (ii) Committed Revolving Notes executed by Borrower, Detroit and each other Co-Borrower which has then been designated pursuant to Section 2.7, if any, in favor of each Revolving Lender, each in a principal amount equal to that Revolving Lender's Pro Rata Share of the Revolving Commitment;

                        (iii) Term Notes executed by Borrower and Detroit and each other Co-Borrower which has then been designated pursuant to
            Section 2.7, if any, in favor of each Term Lender, each in a principal amount equal to that Term Lender's Pro Rata Share of the Term Commitment;

                        (iv) Competitive Revolving Notes executed by Borrower and Detroit and each other Co-Borrower which has then been designated pursuant to Section 2.7, if any, in favor of each Lender having a Pro Rata Share of the Revolving Commitment in a principal amount equal to $2,750,000,000;

                        (v) with respect to Borrower, Detroit, and each of their Restricted Subsidiaries, and with respect to Mandalay and each of its Subsidiaries which will become Restricted Subsidiaries upon the consummation of the Mandalay Acquisition, such documentation as the Administrative Agent may reasonably require to establish their respective due organization, valid existence and good standing, their qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, including (if applicable) certified copies of their respective organizational papers and amendments thereto, bylaws, certificates of good standing and/or qualification to engage in business, tax clearance certificates;

                        (vi) the Assistant Secretary of Borrower, Detroit and their respective Restricted Subsidiaries shall have delivered to the Administrative Agent a certificate attaching copies of the resolutions adopted by Borrower, Detroit and their respective Restricted Subsidiaries authorizing the execution and delivery of this Agreement, the other Loan Documents and the other transactions contemplated hereby;

                        (vii) the Assistant Secretary of Borrower, Detroit and their respective Restricted Subsidiaries shall have delivered to the Administrative Agent an incumbency certificate setting forth the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, certificates of corporate or other organizational resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                        (viii) the Guaranty executed by each of the Restricted Subsidiaries of Borrower;

                        (ix) a certificate of insurance issued by Borrower's insurance carrier or agent demonstrating that Borrower and its Restricted Subsidiaries maintain the insurance coverages required by
            Section 5.3;

                        (x)     the Opinions;

                        (xi) a Request for Loan and a Letter of Credit Application in compliance with Article 2;

                        (xii)   a completed Pricing Certificate;

                        (xiii)  the letter agreement described in Sections 3.2,
            3.5 and 3.6;

                        (xiv) such assurances as the Administrative Agent deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws;

                        (xv) a Certificate signed by a Senior Officer of Borrower and Detroit certifying that the conditions specified in
            Section 8.1(b), (f) and (g) have been satisfied;

                        (xvi) a Certificate signed by a Senior Officer of Borrower calculating the Total Leverage Ratio on a combined pro forma basis, after giving pro forma effect to the Mandalay Acquisition as of the most recently ended calendar month for which relevant financial statements are available to the Borrower (but in any event as of a date which is not more than 60 days prior to the Closing Date), and giving effect to the incurrence of all Indebtedness contemplated to be incurred on the Closing Date by Borrower and its Restricted Subsidiaries; and

                        (xvii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

                  (b)   Unless a Collateral Release has then occurred, Borrower

      and its Restricted Subsidiaries in existence as of the date hereof shall have executed and delivered to the Collateral Agent such amendments to the Collateral Documents as shall reasonably be required to assure that the Obligations are entitled to the equal, ratable and pari passu benefits of the presently existing Collateral Documents;

                  (c) The Mandalay Acquisition shall be in a position to be consummated substantially concurrently with the making of the initial Loans under this Agreement, and each of the following shall be in a position to occur substantially concurrently with (or immediately following) the Mandalay Acquisition:

                        (i) The merger of Mandalay and MGM MIRAGE Acquisition Co. #61;

                        (ii) Each of the Mandalay Companies which is a Restricted Subsidiary shall adopt resolutions in the form heretofore presented to the Administrative Agent in draft authorizing the execution and delivery by the Mandalay Companies of joinders to the Guaranty;

                        (iii) Borrower shall have requested Loans sufficient for the repayment of the aggregate outstanding principal amount of the Loans under the Mandalay Loan Agreement;

                        (iv) Mandalay shall have executed a letter in favor of the lenders under the Mandalay Loan Agreement terminating the lending commitments thereunder;

                        (v) Mandalay shall concurrently repay its obligations under the Mandalay Loan Agreement (other than the Mandalay Letters of Credit); and

                        (vi) Each of the Lenders under the Mandalay Loan Agreement shall be deemed released from their respective participations in the Mandalay Letters of Credit (subject to assumption by the Revolving Lenders of risk participations thereunder in accordance with Section 2.4).

                  (d) The fees payable on the Closing Date pursuant to Article 3 shall have been paid.

                  (e) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date, shall have been paid.

                  (f) The representations and warranties of Borrower and the Co-Borrowers contained in Article 4 shall be true and correct.

                  (g) Borrower, each Co-Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance, no Default or Event of Default shall have occurred and be continuing.

                  (h) The Closing Date shall have occurred on or prior to June 30, 2005, provided that this date may be extended by the Borrower in its discretion for not more than ninety days.

                  (i) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton LLP, special counsel to the Administrative Agent.

Without limiting the generality of the provisions of Section 10.4, for purposes of determining compliance with the conditions specified in this Section 8.1, unless the Administrative Agent shall have received notice from the Requisite Lenders prior to the proposed Closing Date specifying their objection to the manner in which any condition precedent is proposed to be satisfied, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 8.1.

It is acknowledged that effective upon the Closing Date, the lending commitments of the lenders under the Existing Loan Agreement shall be terminated and that the Existing Loan Agreement shall be amended and restated in its entirety hereby.

            8.2 Any Increasing Advance. The obligation of each Lender to make any Advance, and the obligation of the Issuing Lenders to issue Letters of Credit, which would result in an increase in the outstanding principal amount of the Outstanding Obligations owed to that Lender, is subject to the following conditions precedent (unless the Requisite Lenders, in their sole and absolute discretion, shall agree otherwise):

                  (a) except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and the Co-Borrowers and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 (other than Sections 4.4(a), 4.6 and 4.17 (but only if Borrower and its Restricted Subsidiaries are diligently engaged in measures that will result in compliance with all Hazardous Materials Laws)) shall be true and correct on and as of the date of the Advance as though made on that date;

                  (b) the Administrative Agent shall have timely received a Request for Loan or Competitive Bid Request in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(c), if applicable) or the relevant Issuing Lender shall have received a Letter of Credit Application, as the case may be, in compliance with Article 2; and

                  (c) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Lenders reasonably may require.

            8.3 Any Letter of Credit. The obligation of the Issuing Lenders to issue any Letter of Credit, and the obligation of the other Lenders to participate therein, are subject to the conditions precedent that (a) the conditions set forth in Section 8.2 have been satisfied and (b) Borrower shall have certified that, giving effect to the issuance of the requested Letter of Credit, the Letter of Credit Usage shall not exceed any limitations set forth in this Agreement.

                                    ARTICLE 9
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

            9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default so long as such event is continuous and has not been waived in accordance with Section 11.2:

                  (a) Borrower or the Co-Borrowers fail to pay any principal on any of the Notes, or any L/C Borrowing or any portion thereof, on the date when due; or

                  (b) Borrower or the Co-Borrowers fail to pay any interest on any of the Notes, or any fees under Sections 3.4, 3.5 or 3.6, or any portion thereof, within five Business Days after the date when due; or fails to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five Business Days after demand therefor; or

                  (c) Borrower or the Co-Borrowers fail to comply with any of the covenants contained in Article 6, other than the covenant contained in
      Section 6.3; or

                  (d) Borrower, any of its Restricted Subsidiaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed within (i) ten Business Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default or (ii) if the nature of the covenant or agreement is such that the violation can be cured, thirty Business Days after the giving of such notice so long as Borrower and the Co-Borrowers diligently pursue in good faith the cure or correction of such violation continuously during such period; or

                  (e) Any representation or warranty of Borrower or any of its Restricted Subsidiaries or any other Party made in any Loan Document, or in any certificate or other writing delivered by Borrower or such Restricted Subsidiary or Party pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Lenders; or

                  (f) Borrower or any of its Supported Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $250,000,000 or more, or any guaranty of present or future Indebtedness of $250,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $250,000,000 or more, or of any guaranty of present or future Indebtedness of $250,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrower or any of its Supported Subsidiaries to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

                  (g) Any Loan Document, at any time after its execution and delivery and for any reason other than (i) as expressly permitted hereunder, (ii) the agreement or action (or omission to act) of the Administrative Agent or any of the Lenders, or (iii) satisfaction in full of all the Obligations, ceases to be in full force and effect and, in the reasonable judgment of the Requisite Lenders, such circumstance is materially adverse to the interests of the Lenders; or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Lenders, is materially adverse to the interests of the Lenders; or Borrower or any of its Restricted Subsidiaries denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

                  (h) Any default of Borrower or its Restricted Subsidiaries occurs under the Intercreditor Agreement or the Collateral Documents which entitles the Collateral Agent or the Creditor Representatives thereunder to exercise upon any of the collateral provided pursuant to the Collateral Documents; or

                  (i) the Intercreditor Agreement or any of the Collateral Documents are terminated (other than in accordance with their express terms or pursuant to a Collateral Release);

                  (j) A final judgment against Borrower or any of its Supported Subsidiaries is entered for the payment of money in excess of $100,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or

                  (k) Borrower or any of its Supported Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for ninety calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for ninety calendar days; or

                  (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

                  (m) Any Pension Plan maintained by Borrower or any of its Restricted Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect; or

                  (n) The occurrence of a License Revocation that continues for fifteen consecutive calendar days with respect to gaming operations at any gaming facility accounting for ten percent or more of the consolidated total assets or consolidated gross revenues of Borrower and its Restricted Subsidiaries.

            9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Creditors provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

                  (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 9.1(k):

                        (i) the Commitments to make Advances, the obligation of the Issuing Lenders to issue Letters of Credit, the obligation of the Swing Line Lender to make Swing Line Loans and all other obligations of the Creditors and all rights of Borrower, the Co-Borrowers and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower or any Co-Borrower, which are expressly waived by Borrower and the Co-Borrowers, except that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitments and such other obligations and rights and make further Advances, and cause the Issuing Lenders to issue further Letters of Credit which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

                        (ii) the Issuing Lenders may, with the approval of the Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower and the Co-Borrowers of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Lenders in an interest-bearing cash collateral account as collateral for the Letters of Credit; and

                        (iii) the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower and each Co-Borrower.

                  (b) Upon the occurrence, and during the continuance, of any Event of Default described in Section 9.1(k):

                        (i) the Commitments to make Advances, the obligation of the Issuing Lenders to issue Letters of Credit, the obligation of the Swing Line Lender to make Swing Line Loans and all other obligations of the Creditors and all rights of Borrower, the Co-Borrowers and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower or any Co-Borrower, which are expressly waived by Borrower and the Co-Borrowers, except that all of the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitments and such other obligations and rights and make further Advances and to cause the Issuing Lenders to issue further Letters of Credit, which determination shall apply equally to, and shall be binding upon, all the Lenders;

                        (ii) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Lenders without notice to or demand upon Borrower or any Co-Borrower, which are expressly waived by Borrower and the Co-Borrowers, to be held by the Issuing Lenders in an interest-bearing account as collateral for the Letters of Credit; and

                        (iii) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower and the Co-Borrowers.

                  (c) Upon the occurrence, and during the continuance, of any Event of Default, the Creditors, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower or any Co-Borrower, which are expressly waived by Borrower and the Co-Borrowers (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower, the Co-Borrowers and any other Party and such other rights and remedies as are provided by Law or equity.

                  (d) The order and manner in which the Creditors' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Creditors, or any of them, shall be applied first to the costs and expenses (including Attorney Costs) of the Creditors, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Creditors, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Creditors under the Loan Documents. Amounts due to a Lender under a Related Swap Agreement shall be considered a principal amount for purposes of the preceding sentence. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

                                   ARTICLE 10
                            THE ADMINISTRATIVE AGENT

            10.1  Appointment and Authorization of Administrative Agent.

                  (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) Each of the Issuing Lenders shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 10 with respect to any acts taken or omissions suffered by that Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article 10 and in the definition of "Agent-Related Person" includes the Issuing Lenders with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lenders.

            10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

            10.3 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Party or any Affiliate thereof.

            10.4  Reliance by Administrative Agent.

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 8.1, unless the Administrative Agent shall have received notice from the Requisite Lenders prior to the proposed Closing Date specifying its objection to the manner in which any condition precedent is proposed to be satisfied, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under Section 8.1.

            10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Requisite Lenders in accordance with Article 9; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

            10.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent- Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower, Co-Borrower and the other Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

            10.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Party and without limiting the obligation of any Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or, if required by Section 11.2, all of the Lenders) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

            10.8 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Lenders hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Lenders, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

            10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of

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

America shall also constitute its resignation as an Issuing Lender and Swing Line Lender. The Administrative Agent shall, in connection with any such resignation, make appropriate arrangements to ensure that, to the extent that it then holds any capital stock or other equity securities of any Person which is a gaming licensee as collateral for the Obligations, that any transfer of possession of such pledged securities to any successor is in full compliance with the requirements of all relevant Gaming Boards. If the Administrative Agent resigns under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, Issuing Lender and Swing Line Lender and the respective terms "Administrative Agent," "Issuing Lender" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and Swing Line Lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Issuing Lender's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Lender or Swing Line Lender or any other Lender, other than the obligation of the successor Issuing Lender to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10 and Sections 11.3 and 11.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above.

            10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Article 3 and Section 11.3) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article 3 and Section 11.3. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

            10.11 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

            10.12 Proportionate Interest in any Collateral. The Administrative Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (including Attorney Costs) and subject to the application of payments in accordance with
Section 9.2(d), each Lender shall have an interest in the Lenders' interest in the collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders, except that Obligations owed to any Lender under a Related Swap Agreement shall be secured on an equal, ratable and pari passu basis with all other Obligations in an amount equal to (i) the marked to market exposure under the ISDA Master Agreement covering the Related Swap Agreement, or (ii) if not governed by an ISDA Master Agreement, an amount equal the Administrative Agent's then customary credit risk factor for Swap Agreements times the notional amount of Indebtedness covered by such Related Swap Agreement and, in each case shall be secured on a subordinate basis as to amounts in excess of such amount.

            10.13 Foreclosure on Collateral. In the event of foreclosure or enforcement of the Lien created by any of the Loan Documents, title to any collateral encumbered thereby shall be taken and held (a) by the Collateral Agent pursuant to the Intercreditor Agreement, or (b) by the Administrative Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Lenders in accordance with the Obligations outstanding to each of them and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Administrative Agent in comparable syndicated credit facilities.

            10.14 Intercreditor Arrangements; Attornment Agreements. Each of the Creditors and the other Parties acknowledges that the Collateral for the Obligations, and the rights of the Administrative Agent to take action with respect thereto, are subject to the terms of the Intercreditor Agreement. Provided that no Default or Event of Default has then occurred, the Administrative Agent is hereby irrevocably authorized by the other Creditors to:

                  (a) take any discretionary action, or exercise any prerogatives, provided to a Creditor Representative pursuant to the Intercreditor Agreement;

                  (b) enter into attornment, non-disturbance and estoppel agreements acceptable to the Administrative Agent with lessees of interests in leases of real property from Borrower and its Restricted Subsidiaries permitted hereby;

                  (c) provided that no Default or Event of Default has occurred and remains continuing, enter into or approve, as Creditor Representative, such amendments to the Collateral Documents as are required to secure additional Qualified Obligations designated by Borrower in accordance with the terms of the Intercreditor Agreement;

                  (d) provided that no Default or Event of Default has occurred and remains continuing, enter into such instruments, documents or agreements as are reasonably required to release or partially release, or authorize the Collateral Agent to release or partially release, the Liens of the Collateral Documents under the circumstances described in, and subject to the conditions set forth in, Section 2.11 (a) or Section 11.2, as applicable; and

                  (e) to the extent applicable, to enter into amendments to the Intercreditor Agreement, and to authorize the Collateral Agent to enter into amendments to the Collateral Documents referred to therein, which are acceptable to the Administrative Agent and not objected to by the Requisite Lenders, in connection with (i) the execution and delivery by the Mandalay Companies which are Restricted Subsidiaries of the Intercreditor Agreement and Collateral Documents with respect to their respective Properties, (ii) the extension of the benefits of the Intercreditor Agreement and the Collateral Documents to the Senior Indebtedness of the Mandalay Companies and the 1993 Mandalay Subordinated Obligations as additional Qualified Obligations under the Intercreditor Agreement.

            10.15 No Obligations of Borrower and the Co-Borrowers. Nothing contained in this Article 10 shall be deemed to impose upon Borrower or any Co-Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower and the Co-Borrowers shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Creditors under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower or the Co-Borrower to the Administrative Agent for the account of the Lenders, Borrower's and the Co-Borrowers' obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

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                                   ARTICLE 11
                                  MISCELLANEOUS

            11.1 Cumulative Remedies, No Waiver. The rights, powers, privileges and remedies of the Creditors provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Creditors; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Administrative Agent's or the Lenders' rights to assert them in whole or in part in respect of any other Loan.

            11.2 Amendments; Consents. Each amendment, modification, supplement, extension, termination, waiver, approval and consent under this Agreement and the other Loan Documents shall be subject to the terms of all applicable Laws, including Gaming Laws. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower, the Co- Borrowers or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the approval of Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower or any of its Subsidiaries is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders (or such of the Lenders as are required pursuant to the following clauses of this Section), no amendment, modification, supplement, termination, waiver or consent may be effective:

                  (a) Without the consent of each affected Lender, (i) to reduce the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or (ii) to increase the amount of the Commitments or the Pro Rata Share of any Lender or (iii) to reduce the amount of any Unused Fee payable to any Revolving Lender, or any other fee or amount payable to any Lender under the Loan Documents or
      (iv) to waive an Event of Default consisting of the failure of Borrower or the Co-Borrowers to pay when due principal, interest or any Unused Fee or other fee;

                  (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any Unused Fee, or to extend the term of either of the Commitments;

                  (c) To permit the term of any Letter of Credit to exceed one year (provided that this shall not be construed to prohibit the provision of automatic renewal clauses in Letters of Credit issued hereunder) or extend beyond the Maturity Date;

                  (d) To release the Guaranty, the Collateral Documents or any other material portion of any collateral for the Obligations, or to permit the Collateral Agent to take any such action (except in accordance with the provisions of the Intercreditor Agreement), provided that if no Default or Event of Default exists, the Administrative Agent may without the consent of any Lender (and shall at the request of Borrower):

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

                        (i) Release any Subsidiary from its guaranty of the Obligations concurrently with the Disposition of such Subsidiary;

                        (ii) consent to the release by the Collateral Agent of its Liens upon (A) any personal property financed or leased by Borrower or its Subsidiaries and granted a Lien in accordance with
            Section 6.4(e), (B) any collateral as otherwise may be expressly provided for in any Loan Document, (C) the equity securities of any Subsidiary which is the subject of a Disposition (and to the corresponding release by the Collateral Agent of any guarantees issued by such Subsidiary); (D) any Property which is the subject of a Distribution, and (E) all Property of Borrower and its Restricted Subsidiaries in connection with a Collateral Release under Section 2.11;

                        (iii) authorize the Collateral Agent to make any amendments to the deed of trust covering the Theme Park Property and/or subordinate the lien of such deed of trust to any maps subdividing the Theme Park Property so as to give effect to any subdivision of the Theme Park Property (whether concurrently with or prior to the Disposition thereof) by Borrower;

                        (iv) send notice to the Collateral Agent and the Creditor Representatives requesting the release of any Theme Park Property concurrently with the sale or other Disposition thereof; or

                        (v) consent to the subordination by the Collateral Agent of its Liens with respect to any Property which is the subject of a Disposition.

                  (e) To amend the provisions of the definitions of "Requisite Lenders" or "Maturity Date";

                  (f)   To amend or waive Article 8, Section 6.2 or this
      Section; or

                  (g) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

      Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all of the Creditors. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of the Commitments of such Lender may not be increased or extended without the consent of such Lender. It is acknowledged that the Administrative Agent shall be entitled to enter into certain amendments to the Intercreditor Agreement, and to consent to the execution of amendments to the Collateral Documents by the Collateral Agent, in the manner contemplated by Section 10.14(e).

            11.3  Attorney Costs, Expenses and Taxes.

                  (a) Borrower and the Co-Borrowers agree (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this
      Section 11.3 shall be payable within five Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

                  (b) Borrower and the Co-Borrowers shall pay any and all documentary and other taxes, excluding (1) taxes imposed on or measured in whole or in part by overall net income, gross income or gross receipts and franchise taxes imposed on any Lender by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (2) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (3) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in Section 11.11 the Creditors from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Lender under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate.

            11.4 Nature of Lenders' Obligations. The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation. Nothing contained in this Agreement or any other Loan Document and no action taken by the Creditors or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower, the Co-Borrowers or any Subsidiary of Borrower. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share of any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the non-Defaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Lenders to assume the obligations of a Lender in default or to obtain another Lender, reasonably satisfactory to Borrower and the Co-Borrowers, to replace such a Lender in default.

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

            11.5 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

            11.6  Notices.

                  (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to clause (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                        (i) if to Borrower, the Administrative Agent, the Issuing Lenders or a Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.6 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                        (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Borrower, the Administrative Agent, the Issuing Lenders and the Swing Line Lenders.

      All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of clause (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the Issuing Lenders and the Swing Line Lenders pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

                  (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.1, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

                  (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic requests for Loans and Swing Line Loans) that, in the reasonable judgment of the Administrative Agent and the Lenders, are purportedly given by or on behalf of Borrower or any Co-Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower and the Co-Borrowers shall jointly and severally indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice that, in the reasonable judgment of such Agent-Related Person, is purportedly given by or on behalf of Borrower or any Co-Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

                  (e) Notice to Borrower is Notice to Co-Borrowers. Borrower and the Co-Borrower expressly agree that the credit facilities provided hereunder are being provided for the joint convenience of Borrower and its Restricted Subsidiaries, including the Co-Borrowers, and that it is expected that Borrower shall administer the Advances and Letters of Credit on behalf of itself and the Co-Borrowers. Accordingly, Borrower and the Co-Borrowers agree that any notice provided to Borrower hereunder shall be deemed to constitute the same notice to the Co-Borrowers, without the requirement that separate notices be provided to the Co-Borrowers.

            11.7 Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party followed by prompt transmission of an original signature. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

            11.8  Binding Effect; Assignment.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except for the following (any other attempted assignment or transfer by any party hereto shall be null and void):

            (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section;

            (ii) by way of participation in accordance with the provisions of clause (d) of this Section;

            (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section; or

            (iv) to an SPC in accordance with the provisions of clause (h) of this Section.

      Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Each Lender represents that it is not acquiring its Notes with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of its Notes must be within the control of such Lender).

                  (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of Pro Rata Share of the Commitments and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that:

                        (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Pro Rata Share of the relevant Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Pro Rata Share of the relevant Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitments are not then in effect, the principal outstanding balance of the related Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than, with respect to (A) the Revolving Commitment or Revolving Loans, $5,000,000 and (B) the Term Commitments or Term Loans, $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower and each Co-Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

                        (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Pro Rata Share of the Commitments assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

                        (iii) each assignment must be approved by the Administrative Agent, the Issuing Lenders and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                        (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

      Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.7, 3.8 and 11.11 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, Borrower (at its expense) shall execute and deliver a Note under the relevant Commitment to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

                  (c) The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, the Co-Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of Borrower, each Co-Borrower and the Issuing Lenders at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

                  (d) Any Lender may at any time, without the consent of, or notice to, Borrower, any Co-Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of that Lender's rights and/or obligations under this Agreement (including all or a portion of any of its Pro Rata Shares of the Commitments and/or the Loans (including that Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) that Lender's obligations under this Agreement shall remain unchanged,
      (ii) that Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent, the Lenders and the Issuing Lenders shall continue to deal solely and directly with that Lender in connection with that Lender's rights and obligations under this Agreement.

            Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.2 requiring the consent of that Lender and which also affects such Participant. Subject to clause (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.7 and 3.8 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section.

                  (e) A Participant shall not be entitled to receive any greater payment under Section 3.7 or 3.8 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.12(d) unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 11.21 as though it were a Lender.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

                  (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to an SPC the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that
      (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.10. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of Borrower under this Agreement (including its obligations under Sections
      3.7 and 3.8), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Pro Rata Share of the relevant Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Contingent Obligation or credit or liquidity enhancement to such SPC.

                  (i) Resignation as Issuing Lender or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Pro Rata Shares of the Commitments and Loans pursuant to clause (b) above, Bank of America may, upon 30 days' notice to Borrower and the Lenders, concurrently resign as an Issuing Lender and a Swing Line Lender. In the event of any such resignation as Issuing Lender and Swing Line Lender, Borrower shall be entitled to appoint from among the Lenders a replacement Issuing Lender or Swing Line Lender hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or Swing Line Lender, as the case may be. If Bank of America resigns as an Issuing Lender, it shall retain all the rights and obligations of an Issuing Lender hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as Issuing Lender and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to
      Section 2.4(c)). If Bank of America resigns as a Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.6(e).

                  (j) Notwithstanding anything in this Section to the contrary, the rights of the Lenders to make assignments of, and grant participations in, their Pro Rata Shares of the Commitments shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws, if any.

            11.9 Right of Setoff. If an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower, the Co-Borrowers and/or any of their Property in its possession against the Obligations.

            11.10 Sharing of Setoffs. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, any Co-Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower, any Co-Borrower or any Person claiming through or succeeding to the rights of Borrower or a Co-Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower and each Co-Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

            11.11 Indemnification by Borrower and the Co-Borrowers. Whether or not the transactions contemplated hereby are consummated, Borrower and each Co-Borrower jointly and severally shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect, consequential, special or punitive damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof). All amounts due under this Section 11.11 shall be payable within 10 Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

            11.12 Nonliability of the Lenders. Borrower and each Co-Borrower acknowledges and agrees that:

                  (a) Any inspections of any Property of Borrower and its Subsidiaries made by or through the Creditors are for purposes of administration of the Loans and Letters of Credit only and Borrower and its Affiliates are not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower or its Subsidiaries);

                  (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Creditors;

                  (c) The relationship between Borrower and the Co-Borrowers and the Creditors is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary or other "special" relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither Borrower, the Co-Borrowers nor any other Person is entitled to rely thereon; and

                  (d) The Creditors shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower and the Co-Borrowers hereby indemnify and hold the Creditors harmless on the terms set forth in Section 11.11 from any such loss, damage, liability or claim.

            11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Co-Borrowers and the Creditors in connection with the Loans, and is made for the sole benefit of Borrower, the Co-Borrowers, the Creditors, and the Creditors' successors and assigns. Except as provided in Sections 11.8, 11.11, and 11.28 no other Person shall have any rights of any nature hereunder or by reason hereof.

            11.14 Confidentiality. Each Lender agrees to hold any confidential information that it may receive from Borrower and the Co-Borrowers pursuant to this Agreement in confidence, except for disclosure: (a) to other Creditors (or, subject to appropriate confidentiality restrictions, Affiliates of any Creditor); (b) to legal counsel and accountants for Borrower and the Co-Borrowers or any Lender; (c) to other professional advisors to Borrower and the Co-Borrowers or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; (d) to regulatory officials having jurisdiction over that Lender; (e) to any Gaming Board having regulatory jurisdiction over Borrower or its Subsidiaries, provided that each Lender agrees to use its best efforts to notify Borrower and the Co-Borrowers of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process or in connection with any legal proceeding to which that Lender and Borrower or any of its Subsidiaries are adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Notes, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrower or its Subsidiaries to any Person not associated with Borrower without a confidentiality agreement or obligation substantially similar to this Section. Notwithstanding anything herein to the contrary, "confidential information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Creditors to Borrower or any other Party.

            11.15 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

            11.16 Integration. This Agreement, the other Loan Documents and the letter agreements referred to in Sections 3.2, 3.5 and 3.6, comprise the complete and integrated agreements of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

            11.17 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of Nevada.

            11.18 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

            11.19 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

            11.20 Time of the Essence. Time is of the essence of the Loan Documents.

            11.21 Foreign Lenders and Participants.

                  (a)   Tax Forms.

                        (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) or such other evidence satisfactory to Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                        (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion),
            (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                        (iii) Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.12(d) (A) with respect to any taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this

            Section 11.21(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.21(a); provided that if such Lender shall have satisfied the requirement of this Section
            11.21 (a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.21(a) shall relieve Borrower of its obligation to pay any amounts pursuant to Section 3.12(d) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

                        (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which Borrower is not required to pay additional amounts under this
            Section 11.21(a).

                  (b) Form W-9. Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

                  (c) Withholding. If any Governmental Agency asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

            11.22 Hazardous Material Indemnity. Borrower and each Co-Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders (and any successor to a Lender) and their respective directors, officers, employees and agents from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrower and the Co-Borrowers), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower its Subsidiaries or any of their predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower, its Subsidiaries or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower, its Subsidiaries or any predecessor in title, or any third persons at any time occupying or present on any Real Property (other than a Lender or a representative of a Lender), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property; provided that, anything to the contrary herein notwithstanding (including Exhibit K), the liability of Detroit shall be limited to that portion of the Obligations which are actually borrowed or received by Detroit. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Creditors. Borrower and each Co-Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower and the Co-Borrowers under this Section (and under Sections 4.17 and 5.4, with respect to compliance with Hazardous Materials Laws) shall be unlimited corporate obligations of Borrower and the Co-Borrowers and shall not be secured by any deed of trust or mortgage on any Real Property. Any obligation or liability of Borrower and the Co-Borrowers to any Indemnitee under this Section shall survive the expiration or termination of this Agreement, the repayment of all Loans, the expiration or termination of all Letters of Credit and the payment and performance of all other Obligations owed to the Lenders.

            11.23 Gaming Boards. The Administrative Agent and each of the Lenders agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Board relating to Borrower or any of its Subsidiaries or to the Loan Documents.

            11.24 Lien Releases. The Administrative Agent shall release any Lien granted to or held by the Administrative Agent on any collateral for the Obligations (and shall consent to the release by the Collateral Agent of any Liens held by the Collateral Agent) which is (i) sold, transferred or otherwise disposed of in connection with any Distribution or Disposition (or in any other transaction not prohibited by the Loan Documents), (ii) constituting Property leased to Borrower or its Subsidiaries under a lease which has expired or been terminated or which will concurrently expire and which has not been, and is not intended by Borrower or the relevant Subsidiary to be, renewed or extended,
(iii) consisting of an instrument, if the Indebtedness evidenced by such instrument has been finally repaid in full, (iv) approved or consented to by those of the Lenders required by Section 11.2, or (v) otherwise expressly required by the Loan Documents, provided in each case that any Liens on such Property securing the other Senior Indebtedness are concurrently released. If the collateral so released consists of capital stock of a Subsidiary which is sold, transferred or otherwise disposed of, then the Administrative Agent shall concurrently also release such Subsidiary from its obligations under the Guaranty. Each of the Creditors hereby consent to the arrangements set forth in this Section and, upon the request of the Administrative Agent, each Lender shall promptly provide written confirmation of the authority of the Administrative Agent to release such Liens (or to consent to such release by the Collateral Agent) upon any one or more items of collateral under this Section.

            11.25 Termination; Release of Liens. In addition to any Collateral Release as contemplated in Section 2.11, upon (a) the expiration or termination of the Commitments, (b) the full and final payment in Cash of the Loans, all interest and fees with respect thereto, (c) the reimbursement of all draws under Letters of Credit and the payment of all fees with respect thereto, (d) the expiration of all Letters of Credit or the deposit of Cash collateral with an Issuing Lender in the effective face amount thereof, (e) the payment of all amounts then demanded by any Lender or indemnitee under Sections 3.7, 3.8, 11.11 and 11.22 and (f) the payment of all other amounts then due under the Loan Documents, the Administrative Agent is hereby authorized by the Lenders to, and the Administrative Agent shall, upon the request of Borrower and the Co-Borrowers, execute and deliver to Borrower and the Co-Borrowers discharges from further compliance with the covenants contained in Articles 5, 6, and 7 and releases of the Liens created by the Loan Documents, and shall return any Property pledged to the Administrative Agent as collateral for the Obligations, notwithstanding the survival of any provisions of this Agreement herein provided for.

            11.26 Removal of a Lender. Borrower and the Co-Borrowers shall have the right to remove a Lender as a party to this Agreement in accordance with this Section (a) under the circumstances set forth in Sections 3.7, 3.8(g) and 3.12(d) and (b) if such Lender is the subject of a Disqualification. If Borrower and the Co-Borrowers are entitled to remove a Lender pursuant to this Section either:

            (x) Upon notice from Borrower and the Co-Borrowers, the Lender being removed shall execute and deliver a Assignment Agreement covering that Lender's Pro Rata Share in favor of one or more Eligible Assignees designated by Borrower and the Co-Borrowers (and acceptable to the Administrative Agent, which acceptance shall not be unreasonably delayed or withheld), subject to (i) payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Lender under this Agreement through the date of assignment and (ii) the written release of the Issuing Lenders and the Swing Line Lenders of such Lender's obligations under Sections 2.4(c) and 2.6(d) or delivery by such Eligible Assignee of such appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to its participation interest in any Letters of Credit then outstanding or any Swing Line Outstandings; or

            (y) Borrower and the Co-Borrowers may reduce the Commitments pursuant to Section 2.9 (and, for this purpose, the numerical requirements of such Section shall not apply) by an amount equal to that Lender's Pro Rata Share, pay and provide to such Lender the amounts, assurances and indemnities described in subclauses (i) and
            (ii) of clause (x) above and release such Lender from its Pro Rata Share.

            11.27 Joint and Several. Borrower and each of the Co-Borrowers shall be obligated for all of the Obligations on a joint and several basis, notwithstanding which of them may have directly received the proceeds of any particular Loan or Advance or the benefit of a particular Letter of Credit, provided that, anything to the contrary herein notwithstanding (including Exhibit K), the liability of Detroit shall be limited to that portion of the Obligations which are actually borrowed or received by Detroit. Borrower and each of the Co-Borrowers acknowledge and agree that, for purposes of the Loan Documents, Borrower, the Co-Borrowers and the Guarantors constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under this Agreement. Borrower and the Co-Borrowers each waive all defenses arising under the Laws of suretyship, to the extent such Laws are applicable, in connection with their joint and several obligations under this Agreement. Without limiting the foregoing, Borrower and each of the Co-Borrowers agree to the Joint Borrower Provisions set forth in Exhibit K, incorporated by this reference.

            11.28 Non-Involvement of Tracinda. The parties hereto acknowledge that neither Kirk Kerkorian nor Tracinda Corporation, individually or collectively, is a party to this Agreement or any of the other Loan Documents executed on the date hereof. Accordingly, the parties hereto hereby agree that in the event (i) there is any alleged breach or default by any Party under this Agreement or any such Loan Document, or (ii) any party hereto has any claim arising from or relating to any such Loan Document, no party hereto, nor any party claiming through it (to the extent permitted by applicable Law), shall commence any proceedings or otherwise seek to impose any liability whatsoever against Mr. Kerkorian or Tracinda Corporation by reason of such alleged breach, default or claim.

            11.29 Pledged Stock in Gaming Companies. If and to the extent that the capital stock or other equity securities of any Person which holds a gaming license are at any time pledged to the Creditors, the Creditors shall, to the extent required by applicable Gaming Laws (a) in the case of any such Person holding a Nevada gaming license, retain possession of such pledged capital stock or other equity securities within the State of Nevada at a location designated to the Nevada State Gaming Control Board, and (b) in the case of any Person holding a gaming license from another jurisdiction, shall retain possession of such pledged stock or other equity securities at a location in that jurisdiction designated to the Gaming Board of that jurisdiction, if so required by the Gaming Board of that jurisdiction.

            11.30 Payments Set Aside. To the extent that any payment by or on behalf of Borrower or any Co-Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

            11.31 Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            11.32 Purported Oral Amendments. BORROWER AND EACH CO-BORROWER EXPRESSLY ACKNOWLEDGE THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AND EACH CO-BORROWER AGREE THAT THEY WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY LENDER THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

            11.33 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower and each Co-Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower and each Co-Borrower, which information includes the name and address of Borrower and each Co-Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower and each Co-Borrower in accordance with the Act.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   MGM MIRAGE,
                                   a Delaware corporation

                                   By: /s/ Bryan L. Wright
                                       ----------------------------------------
                                       Bryan L. Wright, Vice President-Assistant
                                       General Counsel and Assistant Secretary


                                   MGM GRAND DETROIT, LLC

                                   By: MGM Grand Detroit, Inc., managing member

                                       By: /s/ Bryan L. Wright
                                           ------------------------------------
                                           Bryan L. Wright, Assistant Secretary

                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent

                                    By: /s/ Chris M. Levine
                                        ----------------------------------------
                                       Chris M. Levine, Assistant Vice President

                                    BANK OF AMERICA, N.A.,
                                    as a Lender

                                    By: /s/ Brian Corum
                                        ----------------------------------------
                                        Brian Corum, Managing Director

                                    THE ROYAL BANK OF SCOTLAND PLC,
                                    as a Lender

                                    By:    /s/ David Apps
                                           -------------------------------------
                                    Name:  David Apps
                                    Title: Senior Vice President

                                    JPMORGAN CHASE BANK,
                                    as a Lender

                                    By:    /s/ DONALD S. SHOKRIAN
                                           -------------------------------------
                                    Name:  DONALD S. SHOKRIAN
                                    Title: MANAGING DIRECTOR

                                    CITICORP USA, INC.,
                                    as a Lender

                                    By:    /s/ Robert F. Parr
                                           -------------------------------------
                                    Name:  Robert F. Parr
                                    Title: Managing Director, Global Media &
                                           Communication

                                    BANK OF SCOTLAND, as a Lender

                                    By:    /s/ Karen Weich
                                           -------------------------------------
                                    Name:  Karen Weich
                                    Title: Assistant Vice President

                                    DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                    as a Lender

                                    By:    /s/ Brenda  Casey
                                           -------------------------------------
                                    Name:  Brenda  Casey
                                    Title: Vice President

                                    SUMITOMO MITSUI BANKING CORPORATION,
                                    as a Lender

                                    By:    /s/ AL GALLUZZO
                                           -------------------------------------
                                    Name:  AL GALLUZZO
                                    Title: SENIOR VICE PRESIDENT

                                    COMMERZBANK AG, NEW YORK AND GRAND CAYMAN
                                    BRANCHES, as a Lender

                                    By:    /s/ Werner Schmidbauer
                                           -------------------------------------
                                    Name:  Werner Schmidbauer
                                    Title: SVP

                                    BY:   /s/ Karla Wirth
                                           -------------------------------------
                                    Name:  Karla Wirth
                                    Title: AVP

                                    BARCLAYS BANK PLC, as a Lender

                                    By:    /s/ Nicholas Bell
                                           -------------------------------------
                                    Name:  Nicholas Bell
                                    Title: Director

                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    as a Lender

                                    By:    /s/ G. Lee Wagner, Jr.
                                           -------------------------------------
                                    Name:  G. Lee Wagner, Jr.
                                    Title: Assistant Vice President

                                    BNP PARIBAS, as a Lender

                                    By:    /s/ Janice S. H. Ho
                                           -------------------------------------
                                    Name:  Janice S. H. Ho
                                    Title: Director

                                    By:    /s/  C. Bettles
                                           -------------------------------------
                                    Name:  C. Bettles
                                    Title: Managing Director

                                    SOCIETE GENERALE, as a Lender

                                    By:    /s/ Thomas K. Day
                                           -------------------------------------
                                    Name:  Thomas K. Day
                                    Title: Managing Director

                                    By:    _____________________________________
                                    Name:  _____________________________________
                                    Title: _____________________________________

                                    MERRILL LYNCH BANK USA, as a Lender

                                    By:    /s/ Louis Alder
                                           -------------------------------------
                                    Name:  Louis Alder
                                    Title: Director

                                    U. S. BANK NATIONAL ASSOCIATION, as a Lender

                                    By:    /s/ Scott J. Bell
                                           -------------------------------------
                                    Name:  Scott J. Bell
                                    Title: Senior Vice President

                                    MORGAN STANLEY, as a Lender

                                    By     /s/ Daniel Twengo
                                           -------------------------------------
                                    Name:  Daniel Twengo
                                    Title: Vice President
                                           Morgan Stanley Bank

                                    COMERICA BANK, as a Lender

                                    By:    /s/ Kevin T. Urban
                                           -------------------------------------
                                    Name:  Kevin T. Urban
                                    Title: Corporate Banking Officer

                                    BAYERISCHE HYPO- UND VEREINSBANK AG,
                                    NEW YORK BRANCH, as a Lender

                                    By:    /s/ Marianne Weinzinger
                                           -------------------------------------
                                    Name:  Marianne Weinzinger
                                    Title: Director

                                    By:    /s/ Tricia Grieve
                                           -------------------------------------
                                    Name:  Tricia Grieve
                                    Title: Director

                                    UNITED OVERSEAS BANK, as a Lender

                                    By:    /s/ Hoong Chen
                                           -------------------------------------
                                    Name:  Hoong Chen
                                    Title: First Vice President and General
                                           Manager

                                         MIZUHO CORPORATE BANK, LTD.,
                                         as a Lender

                                         By: /s/ Mark Gronich
                                             -----------------------------------
                                         Name: Mark Gronich
                                         Title: Senior Vice President

                                         THE BANK OF NEW YORK,
                                         as a Lender

                                         By: /s/ David Molnar
                                             -----------------------------------
                                         Name: David Molnar
                                         Title: Assistant Treasurer

                                         KEYBANK NATIONAL ASSOCIATION,
                                         as a Lender

                                         By: /s/ Michael J. Vegh
                                             -----------------------------------
                                         Name: Michael J. Vegh
                                         Title: Assistant Vice President

                                         SCOTIABANC INC., as a Lender

                                         By: /s/  William E. Zarrett
                                             -----------------------------------
                                         Name: William E. Zarrett
                                         Title: Managing Director

                                         THE BANK OF NOVA SCOTIA, as a Lender

                                         By: /s/ Ann T. Melone
                                             -----------------------------------
                                         Name: Ann T. Melone
                                         Title: Associate Director

                                         UFJ BANK LIMITED, as a Lender

                                         By: /s/ Toshiko Boyd
                                             -----------------------------------
                                         Name: Toshiko  Boyd
                                         Title: Vice President

                                         BANK OF CHINA, LOS ANGELES BRANCH,
                                         as a Lender

                                         By: /s/ Haiping Liu
                                             -----------------------------------
                                         Name: Haiping Liu
                                         Title: First VP & Head of LA Branch

                                         By: /s/ Jason Fu
                                             -----------------------------------
                                         Name: Jason Fu
                                         Title: VP

                                         THE GOVERNOR AND COMPANY OF THE BANK OF
                                         IRELAND, as a Leader

                                         By: /s/ Geraldine Hannon
                                             -----------------------------------
                                         Name: Geraldine Hannon
                                         Title: Authorised signatory

                                         By: /s/ Mary Connolly
                                             -----------------------------------
                                         Name: Mary Connolly
                                         Title: Authorised signatory

                                         SOVEREIGN BANK, as a Lender

                                         By: /s/ Chris D. Wolfslayer
                                             -----------------------------------
                                         Name: Chris D. Wolfslayer
                                         Title: Vice President

                                         STANDARD FEDERAL BANK N.A., as a Lender

                                         By: /s/ Annette Gordon
                                             -----------------------------------
                                         Name: Annette Gordon
                                         Title: First Vice President

                                         ALLIED IRISH BANK, as a Lender

                                         By: /s/ John Farrace
                                             -----------------------------------
                                         Name: JOHN FARRACE
                                         Title: SENIOR VICE PRESIDENT

                                         /s/ [ILLEGIBLE]

                                         BANK OF HAWAII, as a Lender

                                         By: /s/ James Karnowski
                                             -----------------------------------
                                         Name: James Karnowski
                                         Title: Vice President

                       ERSTE BANK NEW YORK BRANCH,
                       as a Lender

                       By: /s/ Robert J. Wagman             /s/ Bryan J. Lynch
                           ------------------------------   --------------------
                       Name:       ROBERT J. WAGMAN
                       Title:       VICE PRESIDENT             BRYAN J. LYNCH
                              ERSTE BANK NEW YORK BRANCH    FIRST VICE PRESIDENT

                                         THE PEOPLES BANK, BILOXI, MISSISSIPPI,
                                         as a Lender

                                         By: /s/ Chevis C. Swetman
                                             -----------------------------------
                                         Name: Chevis C. Swetman
                                         Title: President

                                         OAK BROOK BANK, as a Lender

                                         By: /s/ Henry Wessel
                                             -----------------------------------
                                         Name: Henry Wessel
                                         Title: VP

                                   FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

                                   By: First Tennessee Bank National Association
                                   Name: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                   Title: Vice President

                                   CHANG HWA COMMERCIAL BANK, LTD., as a Lender

                                   By: /s/ Chen-Yu Chen
                                       -----------------------------------------
                                   Name: Chen-Yu Chen
                                   Title: V. P. & General Manager

                                   HUA NAN COMMERCIAL BANK LTD., as a Lender

                                   By: /s/ David Y. C. Cheng
                                       -----------------------------------------
                                   Name: David Y. C. Cheng
                                   Title: VP & General Manager

                                   SCHEDULE 1

                       Pro Rata Shares of the Commitments

                                          REVOLVING
                                          COMMITMENT       TERM COMMITMENT
                  LENDER                 ALLOCATION          ALLOCATION       TOTAL ALLOCATION
-----------------------------------   -----------------   -----------------   -----------------
  1  Bank of America, N.A.            $  430,178,571.43   $  120,535,714.28   $  550,714,285.71

  2  The Royal Bank of Scotland,      $  428,214,285.71   $  116,785,714.29   $  545,000,000.00
     PLC

  3  Bank of Scotland                 $  392,857,142.86   $  107,142,857.14   $  500,000,000.00

  4  Citicorp USA, Inc.               $  373,214,285.71   $  101,785,714.29   $  475,000,000.00

  5  Deutsche Bank Trust Company      $  373,214,285.71   $  101,785,714.29   $  475,000,000.00
     Americas

  6  JP Morgan Chase Bank             $  373,214,285.71   $  101,785,714.29   $  475,000,000.00

  7  Barclays Bank PLC                $  341,785,714.29   $   93,214,285.71   $  435,000,000.00

  8  BNP Paribas                      $  341,785,714.29   $   93,214,285.71   $  435,000,000.00

  9  Commerzbank AG, New York         $  341,785,714.29   $   93,214,285.71   $  435,000,000.00
     and Grand Cayman Branches

 10  Sumitomo Mitsui Banking          $  341,785,714.29   $   93,214,285.71   $  435,000,000.00
     Corporation

 11  Wachovia Bank, National          $  341,785,714.29   $   93,214,285.71   $  435,000,000.00
     Association

 12  Societe Generale                 $  294,642,857.14   $   80,357,142.86   $  375,000,000.00

 13  Merrill Lynch Bank USA           $  216,071,428.57   $   58,928,571.43   $  275,000,000.00

 14  U.S. Bank National Association   $  216,071,428.57   $   58,928,571.43   $  275,000,000.00

 15  Morgan Stanley                   $  137,500,000.00   $   37,500,000.00   $  175,000,000.00

 16  Mizuho Corporate Bank, Ltd.      $   62,857,142.86   $   17,142,857.14   $   80,000,000.00

 17  Comerica Bank                    $   58,928,571.43   $   16,071,428.57   $   75,000,000.00

 18  Bayerische Hypo- und             $   58,928,571.43   $   16,071,428.57   $   75,000,000.00
     Vereinsbank AG,
     New York Branch

 19  United Overseas Bank             $   58,928,571.43   $   16,071,428.57   $   75,000,000.00

 20  The Bank of New York             $   39,285,714.29   $   10,714,285.71   $   50,000,000.00

 21  KeyBank National Association     $   39,285,714.29   $   10,714,285.71   $   50,000,000.00

 22  Scotiabanc, Inc.                 $   23,571,428.58   $    6,428,571.42   $   30,000,000.00

 23  The Bank of Nova Scotia          $   15,714,285.71   $    4,285,714.29   $   20,000,000.00

 24  UFJ Bank Limited                 $   39,285,714.29   $   10,714,285.71   $   50,000,000.00

 25  Bank of China, Los Angeles       $   23,571,428.57   $    6,428,571.43   $   30,000,000.00
     Branch

 26  The Governor and Company of      $   19,642,857.14   $    5,357,142.86   $   25,000,000.00
     the Bank of Ireland

 27  Sovereign Bank                   $   19,642,857.14   $    5,357,142.86   $   25,000,000.00

 28  Standard Federal Bank N.A.       $   15,714,285.71   $    4,285,714.29   $   20,000,000.00

 29  Allied Irish Bank                $   11,785,714.29   $               0   $   11,785,714.29

 30  Bank of Hawaii                   $   11,785,714.29   $    3,214,285.71   $   15,000,000.00

 31  Erste Bank New York Branch       $   11,785,714.29   $    3,214,285.71   $   15,000,000.00

 32  The Peoples Bank, Biloxi,        $   11,785,714.29   $    3,214,285.71   $   15,000,000.00
     Mississippi

 33  Oak Brook Bank                   $    9,821,428.57   $    2,678,571.43   $   12,500,000.00

 34  Chang Hwa Commercial Bank,       $    7,857,142.86   $    2,142,857.14   $   10,000,000.00
     Ltd.

 35  First Tennessee Bank             $    7,857,142.86   $    2,142,857.14   $   10,000,000.00

 36  Hua Nan Commercial Bank Ltd.     $    7,857,142.86   $    2,142,857.14   $   10,000,000.00
                                      -----------------   -----------------   -----------------
                                      $5,500,000,000.00   $1,500,000,000.00   $7,000,000,000.00
                                      -----------------   -----------------   -----------------

                                       -2-